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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement.
[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Section 240.14a-12

AMER US GROUP CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

AmerUs Group Co.	Roger K. Brooks
699 Walnut Street	Chairman and
Des Moines, IA 50309-3948	Chief Executive Officer

(AMERUS GROUP CO LOGO)

March       , 2004

Dear Shareholder:

     I am pleased to invite you to attend the annual meeting of shareholders of AmerUs Group Co. to be held on Thursday, May 13, 2004, at 2:00 p.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa.

     Details regarding the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

     Also included is the 2003 annual report and AmerUs Group’s annual report on Form 10-K. The meeting will also feature a report on company operations, followed by a question and discussion period.

     I hope that you will be able to attend the meeting – your vote is important. Whether or not you plan to attend in person, you may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting, if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your ongoing support of and continued interest in AmerUs Group. I look forward to seeing you at the annual meeting.

Sincerely,

/s/ ROGER K. BROOKS

Roger K. Brooks
Chairman and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR 2004
General Information about the Annual Meeting and Voting
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD AND CORPORATE GOVERNANCE MATTERS
Board Structure
Corporate Governance Practices
Consideration of Director Nominees
Director Compensation
Stock Ownership Guidelines for Directors
PROPOSAL 2 AMENDMENT OF ARTICLES OF INCORPORATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants Table
Option Exercises and Values Table
Stock Incentive Plans
Executive Stock Purchase Plan
Savings and Profit Sharing Plans
Frozen Plans
Supplemental Benefit Agreement
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Executive Compensation Philosophy
Competitive Benchmarking
Base Salary
Annual Incentives
Long-Term Incentives
Benefits
Stock Ownership
Chief Executive Officer Compensation
Tax Deductibility of Executive Officer Compensation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE COMPARISON
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plans not Approved by Security Holders
PROPOSAL 3 APPROVAL OF AN ARRANGEMENT UNDER THE COMPANY’S MIP DEFERRAL PLAN TO GRANT UP TO 180,000 SHARES OF THE COMPANY’S COMMON STOCK TO ELIGIBLE EMPLOYEES DURING AND AFTER 2004
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Independent Auditor Fees
Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
PROPOSAL 4 SELECTION OF AUDITORS
CERTAIN TRANSACTIONS AND RELATIONSHIPS
Loan Guarantee
Section 16(a) Beneficial Ownership Reporting Compliance
OTHER MATTERS
Shareholder Proposals for the 2005 Annual Meeting
APPENDIX A
APPENDIX B
Annex A
Annex B
APPENDIX C

2004 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING	1
PROXY STATEMENT FOR 2004	3
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
PROPOSAL 1 — ELECTION OF DIRECTORS	7
BOARD AND CORPORATE GOVERNANCE MATTERS	10
Board Structure	10
Corporate Governance Practices	12
Consideration of Director Nominees	12
Director Compensation	13
Stock Ownership Guidelines for Directors	14
PROPOSAL 2 — AMENDMENT OF ARTICLES OF INCORPORATION	15
BENEFICIAL OWNERSHIP OF COMMON STOCK	18
EXECUTIVE COMPENSATION AND RELATED INFORMATION	20
Summary Compensation Table	20
Option Grants Table	21
Option Exercises and Values Table	22
Stock Incentive Plans	22
Executive Stock Purchase Plan	23
Savings and Profit Sharing Plans	23
Frozen Pension Plan	24
Supplemental Benefit Agreement	24
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	25
Executive Compensation Philosophy	25
Competitive Benchmarking	25
Base Salary	25
Annual Incentives	25
Long-term Incentives	26
Benefits	26
Stock Ownership	26
Chief Executive Officer Compensation	26
Tax Deductibility of Executive Officer Compensation	27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	27
PERFORMANCE COMPARISON	28
EQUITY COMPENSATION PLAN INFORMATION	29
Equity Compensation Plans not Approved by Security Holders	29
PROPOSAL 3 — APPROVAL OF A PROVISION IN THE COMPANY’S MIP DEFERRAL PLAN TO GRANT UP TO 180,000 SHARES OF THE COMPANY’S COMMON STOCK TO ELIGIBLE EMPLOYEES DURING AND AFTER 2004	30
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	32
Independent Auditor Fees	32
Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor	33
PROPOSAL 4 — SELECTION OF AUDITORS	33
CERTAIN TRANSACTIONS AND RELATIONSHIPS	34
Loan Guarantee	34
Section 16(a) Beneficial Ownership Reporting Compliance	34
OTHER MATTERS	35
Shareholder Proposals for the 2005 Annual Meeting	35
APPENDIX A — AUDIT COMMITTEE CHARTER	A-1
APPENDIX B — CORPORATE GOVERNANCE GUIDELINES	B-1
APPENDIX C — AMENDED MIP DEFERRAL PLAN	C-1

2

(AMERUS GROUP CO LOGO)

699 Walnut Street
Des Moines, Iowa 50309-3948

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
to be held May 13, 2004

To the Shareholders:

     The annual meeting of shareholders of AmerUs Group Co. (the “Company”) will be held on Thursday, May 13, 2004, at 2:00 p.m., Des Moines local time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, for the following purposes:

1.	to elect four directors to serve for three-year terms;

2.	to consider and act upon a proposal to amend the Company’s amended and restated articles of incorporation;

3.	to consider and act upon a proposal to approve a provision in the Company’s MIP Deferral Plan to grant up to 180,000 shares of the Company’s common stock to eligible employees during and after 2004;

4.	to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2004 fiscal year; and

5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     The board of directors has fixed the close of business on March 8, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Accordingly, only shareholders of record on that date are entitled to vote at the annual meeting or any adjournments thereof.

     All shareholders are invited to attend the meeting in person. Whether you plan to attend or not, it is important that you read the proxy statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This ensures that your shares are represented at the meeting.

By order of the board of directors

/s/ JAMES A. SMALLENBERGER

James A. Smallenberger
Senior Vice President and Secretary

Des Moines, Iowa
March      , 2004

(AMERUS GROUP CO. LOGO)

699 Walnut Street
Des Moines, Iowa 50309-3948

PROXY STATEMENT FOR 2004

     This proxy statement is furnished to shareholders by the board of directors of AmerUs Group Co. (the “Company”) in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, on Thursday, May 13, 2004, at 2:00 p.m., Des Moines local time, and at any adjournments thereof.

     This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card are being mailed to shareholders beginning on or about March      , 2004. The Company’s 2003 annual report and annual report on Form 10-K are being mailed to shareholders with this proxy statement.

General Information about the Annual Meeting and Voting

     The board of directors has fixed the close of business on March 8, 2004, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. On the Record Date, 39,301,835 shares of the Company’s common stock were outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote on each matter to be voted on at the annual meeting. There were no shares of voting preferred stock outstanding as of the Record Date. Set forth below are questions and answers about the proxy materials and the annual meeting.

  1. Why am I receiving these materials?

     The Company’s board of directors is providing these proxy materials for you in connection with the Company’s annual meeting of shareholders, which will take place on May 13, 2004. Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

  2. What information is contained in these materials?

     The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the structure of the board and the compensation of directors, the compensation of our most highly-paid officers and certain other required information. The Company’s 2003 Annual Report and Form 10-K, proxy card and return envelope are also enclosed.

  3. What proposals will be voted on at the annual meeting?

     There are four proposals scheduled to be voted on at the annual meeting:

•	the election of four directors for three-year terms;

•	the consideration and action upon a proposal to amend the Company’s amended and restated articles of incorporation;

•	the consideration and action upon a proposal to approve a provision in the Company’s MIP Deferral Plan to grant up to 180,000 shares of the Company’s common stock to eligible employees during and after 2004; and

•	the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2004 fiscal year.

  4. What are the Company’s voting recommendations?

     The Company’s board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors; “FOR” the proposal to amend the Company’s amended and restated articles of incorporation; “FOR” the proposal to approve a provision in the Company’s MIP Deferral Plan to grant up to 180,000 shares of the Company’s common stock to eligible employees during and after 2004; and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year.

  5. What shares owned by me can be voted?

     All shares owned by you as of the close of business on the Record Date may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include all shares that you may own in any of the following ways: (1) held directly in your name as the shareholder of record; (2) held for you as the beneficial owner through a stockbroker, bank or other nominee; or (3) shares held through the Company’s 401(k) Plan, which is also called the All*AmerUs Savings and Retirement Plan.

  6. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

     As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

     If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. The Company has enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described under question 8 below, “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and you are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described under question 8 below, “How can I vote my shares without attending the annual meeting?”

  7. How can I vote my shares in person at the annual meeting?

     Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, the Company recommends that you also submit your proxy as described under question 8 below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

  8. How can I vote my shares without attending the annual meeting?

     You may vote by any one of three different methods:

•	In writing: You can vote by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

•	By telephone or the Internet: You can vote your proxies by touchtone telephone from within the U.S., using the toll-free telephone number on the proxy card, or by the Internet using the instructions described on the proxy card. Shareholders who own their common stock through a broker, also known as “street name” holders, may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the shareholder.

•	In person: You may vote in person at the annual meeting. Shares held beneficially may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

  9. Can I change my vote?

     You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet or telephone or by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

  10. How are votes counted?

     In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the proposals regarding the Company’s amended and restated articles of incorporation, certain stock grants under the Company’s MIP Deferral Plan and for the ratification of Ernst & Young LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors. Any undirected shares that you hold in the All*AmerUs Savings and Retirement Plan will be voted in proportion to the way the other All*AmerUs Savings and Retirement Plan shareholders vote their All*AmerUs Savings and Retirement Plan shares.

  11. What is the quorum requirement for the annual meeting?

     A quorum is necessary to hold a valid meeting. The quorum requirement for holding the annual meeting and transacting business is the presence at the meeting of a majority of the shares of common stock outstanding entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. The inspector of election will treat shares represented by proxies that reflect abstentions or include broker non-votes as shares present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to a proposal on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

  12. What is the voting requirement to approve each of the proposals?

     In the election of directors, the four persons receiving the highest number of “FOR” votes at the annual meeting will be elected. All other proposals require more votes favoring the proposal than votes opposing the proposal. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to voted on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

  13. What happens if additional proposals are presented at the annual meeting?

     Other than the four proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders (Roger K. Brooks, the Company’s chairman and chief executive officer and James A. Smallenberger, the Company’s senior vice president and secretary) will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.

  14. Who will count the vote?

     A representative of Mellon Investor Services LLC, the Company’s transfer agent, will tabulate the votes and act as the inspector of election.

  15. Is my vote confidential?

     Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to the Company or to third parties except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board of directors. Occasionally, shareholders provide written comments or questions on their proxy card, which are then forwarded to the Company’s management.

  16. Who will bear the cost of soliciting votes for the annual meeting?

     The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s board of directors, officers and employees, who will not receive any additional compensation for such solicitation activities. The Company has retained the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to aid in the solicitation of your proxy. The Company estimates that it will pay Georgeson a fee of $8,000 plus reimbursement for out-of-pocket expenses for its services. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

  17. What does it mean if I receive more than one proxy or voting instruction card?

     It means you own shares with two or more different registrations or types of ownership, or in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

  18. Where can I find the voting results of the annual meeting?

     The Company will announce preliminary voting results at the annual meeting and publish final results in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2004.

  19. How can I view the shareholder list?

     A complete list of shareholders entitled to vote at the annual meeting will be available at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa. You may access this list at the Company’s offices at 699 Walnut Street, Des Moines, Iowa, during ordinary business hours for a period of ten days before the annual meeting.

     Multiple Shareholders Sharing the Same Address. The Securities and Exchange Commission’s rules regarding delivery of proxy statements and annual reports permit us to deliver a single proxy statement and annual report to one address shared by two or more of our shareholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received instructions to the contrary from any shareholder at that address. If any shareholder residing at such an address wishes to receive a separate annual report or proxy statement for this meeting or in the future, they must contact our transfer agent, Mellon Investor Services, by phone (toll-free) at 1-800-304-9709 or by mail at PO Box 3315, South Hackensack, NJ 07606, attention Shareholder Correspondence. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Mellon Investor Services in the same manner.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Company’s board of directors is presently composed of 12 members, divided into three classes. Each class serves for three years on a staggered-term basis. There are four nominees for election to the Company’s board of directors this year.

     The terms of the following directors expire at the annual meeting to be held on May 13, 2004: John R. Albers, Roger K. Brooks, Thomas C. Godlasky, Stephen Strome and F. A. Wittern Jr. Mr. Albers will retire from the board at the end of his term and accordingly, he will not stand for re-election. The board of directors’ nominees to positions on the board expiring in May 2007 are: Roger K. Brooks, Thomas C. Godlasky, Stephen Strome and F. A. Wittern Jr.

     The following paragraphs set forth the principal occupation of, and certain other information relating to, each director and nominee for director for the last five years. Directors who are nominees for election at the 2004 annual meeting are listed first. Ages shown for all directors are as of February 29, 2004. The board has determined that each of its directors, except Messrs. Brooks and Godlasky, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the Company’s independence standards which reflect exactly New York Stock Exchange (“NYSE”) director independence standards as currently in effect and as will become effective on the date of the annual meeting.

     ROGER K. BROOKS — NOMINEE — Des Moines, Iowa.

Chairman and chief executive officer of the Company since November 2003, and chairman, president and chief executive officer since May 1997. Previously, Mr. Brooks was the chief executive officer of the Company and predecessor or affiliated companies since 1974. He is a director of AMAL Corporation (“AMAL”), a joint venture between Ameritas Life Insurance Corp. and AmerUs Life Insurance Company (“AmerUs Life”). AmerUs Life is one of the Company’s principal subsidiaries and owns 34% of AMAL. Mr. Brooks has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1971. His current term expires on May 13, 2004. He is 66 years of age.

     THOMAS C. GODLASKY — NOMINEE — Des Moines, Iowa.

President and chief operating officer of the Company since November 2003 and executive vice president and chief investment officer of the Company and predecessor or affiliated companies from January 1995 to November 2003. Mr. Godlasky had also been president of AmerUs Capital Management from January 1998 to November 2003. From February 1988 to January 1995, he was manager of the Fixed Income and Derivatives Department of Providian Corporation, Louisville, Kentucky. Mr. Godlasky has been a director since November 2003, when he was elected president and chief operating officer of the Company. He is a director of AMAL and its wholly-owned subsidiaries, Ameritas Variable Life Insurance Company and Ameritas Investment Corporation. His current term expires on May 13, 2004. He is 48 years of age.

     STEPHEN STROME — NOMINEE — Bloomfield Hills, Michigan.

Chairman and chief executive officer of Handleman Company (“Handleman”), a category manager and distributor of prerecorded music to mass merchants in the United States, United Kingdom, Canada, Mexico, Brazil and Argentina, Troy, Michigan, since January 2001. From May 1991 through January 2001, he served as president and chief executive officer of Handleman. Mr. Strome has been a director of the Company since February 2004. His current term expires on May 13, 2004. He is 58 years of age.

     F.A. WITTERN Jr. — NOMINEE — Des Moines, Iowa.

Chairman and chief executive officer of The Wittern Group, Des Moines, Iowa, a conglomerate of private companies involved in manufacturing, financial services, equipment leasing and international trade in the automatic merchandising industry. Mr. Wittern has been a director of the Company since February 1999. His current term expires on May 13, 2004. He is 66 years of age.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE.

The following directors, except for Mr. Albers, serve for terms that expire after 2004:

     JOHN R. ALBERS — Dallas, Texas.

President and chief executive officer of Fairfield Enterprises, Inc., a holding company for investments and real estate, Dallas, Texas, since April 1995. From August 1988 to April 1995, Mr. Albers was chairman, chief executive officer and president of Dr. Pepper/Seven-Up Companies, Dallas, Texas. Mr. Albers is a director of AMAL and has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires May 13, 2004, and he will retire from the board at that time. He is 72 years of age.

     DAVID A. ARLEDGE — Naples, Florida.

Director, Realty Group of Naples, LLC, a real estate investment firm, Naples, Florida, since January 2002. Following his retirement from The Coastal Corporation, an energy holding company, Houston, Texas, upon its acquisition by El Paso Corporation, an integrated energy company, Houston, Texas, in January 2001, Mr. Arledge was the non-executive vice chairman of the board of directors of El Paso Corporation from January 2001 to November 2001. While at The Coastal Corporation, Mr. Arledge served as chairman, president and/or chief executive officer from July 1993 to January 2001 and from 1983 to July 1993, he served in various executive positions in finance, including vice president, senior vice president and executive vice president and chief financial officer. Mr. Arledge is a director of Enbridge, Inc. and has been a director of the Company since October 2002. His current term expires in May 2006. He is 59 years of age.

     ALECIA A. DeCOUDREAUX — Indianapolis, Indiana.

Secretary and deputy general counsel of Eli Lilly and Company, a pharmaceutical company, Indianapolis, Indiana, since November 1999. Since 1980, Ms. DeCoudreaux has served in various legal and executive positions with Eli Lilly and Company. Ms. DeCoudreaux joined the Company’s board of directors in 2001. Previously, she served as a director of Indianapolis Life Insurance Company (“ILICO”) from 1997 to 2001. Her current term expires in May 2005. She is 49 years of age.

     THOMAS F. GAFFNEY — Tierra Verde, Florida.

Principal, The Anderson Group, Inc., a private equity investment firm, Bloomfield Hills, Michigan, since January 2002. From July 1997 to January 2002, he was managing director of Raymond James Capital, Inc. From 1990 to 1997, Mr. Gaffney was a private investor. Mr. Gaffney has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1983. His current term expires in May 2005. He is 58 years of age.

     JOHN W. NORRIS Jr. — Dallas, Texas.

Chairman of Lennox International, Inc. (“Lennox”), a manufacturer of heating and air conditioning equipment, Dallas, Texas, since January 2001, and chairman and chief executive officer of Lennox from January 1991 to January 2001. He has served as a director of Lennox since 1966. Mr. Norris has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1974. His current term expires in May 2006. He is 68 years of age.

     ANDREW J. PAINE Jr. — Indianapolis, Indiana.

Prior to his retirement in 1998, Mr. Paine was president and chief executive officer of NBD Bank, N.A. and executive vice president of First Chicago NBD Corporation, Indianapolis, Indiana, from December 1995 to October 1998. Since 1979, Mr. Paine served in various executive positions with NBD Indiana, Inc. and NBD Bancorp and predecessor companies. Mr. Paine joined the Company’s board of directors in 2001. Previously, he served as a director of ILICO from 1982 to 2001. His current term expires in May 2005. He is 66 years of age.

     JACK C. PESTER — Houston, Texas.

Chairman and chief executive officer of Pester Marketing Company, a retail chain marketer of petroleum products, Houston, Texas, since July 1995. Mr. Pester is also chairman of the Executive Committee of KFx, Inc., an energy conversion and technology processing company, Denver, Colorado, since May 1999. From March 1987 to May 1999, Mr. Pester was senior vice president of The Coastal Corporation. He is a director of KFx, Inc. and AMAL. Mr. Pester has been a director of the Company since its formation in July 1996, and previously served as a director of predecessor or affiliated companies since 1981. His current term expires in May 2005. He is 69 years of age.

     JOHN A. WING — Chicago, Illinois.

Partner, Dancing Lion Partners, an investment company, Chicago, Illinois, since July 2003. From August 2001 through June 2003, he was Professor of Law and Finance for the Center for Law and Financial Markets at the Illinois Institute of Technology (the “Center”), Chicago, Illinois, and also served as executive director of the Center from July 1998 to August 2001. Previously, Mr. Wing was chairman and chief executive officer of ABN AMRO Incorporated from January 1997 to July 1998; and prior to that time, chairman and chief executive officer of The Chicago Corp. from January 1981 to January 1997. He is a director of Labe Diversified Financial, Inc., and Columbia Acorn Fund Trust. Mr. Wing has been a director of the Company since September 2000, and previously served as a director of predecessor or affiliated companies since 1991. His current term expires in May 2006. He is 68 years of age.

     Ms. DeCoudreaux and Mr. Paine were each nominated in February 2002 to the board of directors for a three-year term expiring in May 2005 in accordance with a Combination and Investment Agreement dated February 18, 2000, pursuant to which the Company acquired ILICO in September 2001. They were elected to the board of directors by the Company’s shareholders at the annual meeting of shareholders held on May 9, 2002.

BOARD AND CORPORATE GOVERNANCE MATTERS

Board Structure

     The board of directors is divided into three classes serving three-year terms. The board has 12 directors and the following five committees: (1) audit; (2) finance and strategy; (3) human resources and compensation; (4) investment and risk management; and (5) nominating and corporate governance.

     The board of directors meets on a regularly scheduled basis. During 2003, the board held four regular meetings and two special meetings. Each director attended at least 75 percent of all board meetings and applicable committee meetings. The board of directors has assigned certain responsibilities to committees. Each regularly scheduled board meeting includes an executive session with only non-management directors present. Directors are strongly encouraged to attend the annual meeting of shareholders. All directors attended the last annual meeting of shareholders.

     The nominating and corporate governance committee coordinates an annual evaluation process by the directors of the board’s performance and procedures. The five standing committees each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Audit Committee

     The audit committee is responsible for the oversight of the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, accounting and financial processes of the Company and audits of its financial statements, the qualifications and independence of its independent auditors and the performance of the Company’s internal audit function and independent auditors. In addition, the Committee reviews the independence of, and the non-audit services provided by, the Company’s independent auditors. In discharging its duties, the audit committee is expected to:

•	have sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•	review and pre-approve the engagement of the Company’s independent auditors to perform audit and non-audit services and related fees;

•	review the integrity of the Company’s financial reporting process;

•	review the Company’s financial statements and disclosures and U.S. Securities and Exchange Commission (“SEC”) filings;

•	review and approve the scope of the annual external audit;

•	meet independently with the Company’s internal auditors, independent auditors and senior management;

•	review the general scope of the Company’s accounting, financial reporting, annual audit and internal audit functions, matters relating to internal control functions, and results of the annual audit;

•	review disclosures from the Company’s independent auditors regarding Independence Standards Board Standard No. 1.

     Members of the audit committee, which met ten times during 2003, are Andrew J. Paine Jr., (chairman), David A. Arledge, Jack C. Pester, and F. A. Wittern Jr. It is the opinion of the board of directors that each member of the audit committee satisfies the independence standards established by the board of directors and is independent under NYSE listing standards. No director who serves on the audit committee of more than two public companies other than the Company shall be eligible to serve as a member of the audit committee. The board of directors has determined that Mr. Paine, the chairman of the audit committee, and Messrs. Arledge and Pester, members of the audit committee, possess the attributes of an audit committee financial expert under the rules of the SEC and the NYSE, and has, therefore designated them as the audit committee financial experts.

     The charter of the audit committee is available at http://www.amerus.com/invrel/corporategovernance.cfm. A copy of the charter is attached as Appendix A to this proxy statement.

Finance and Strategy Committee

     The finance and strategy committee reviews long-term financial and business strategies and major corporate actions. The committee also makes recommendations to the board of directors regarding the sale, issuance and repurchase of debt and equity securities and reviews other actions regarding the capital of the Company. Members of the finance and strategy committee, which met six times during 2003, are Thomas F. Gaffney (chairman), John R. Albers, David A. Arledge, and John A. Wing. It is the opinion of the board of directors that each member of the finance and strategy committee satisfies the independence standards established by the board of directors and is independent under NYSE listing standards.

Human Resources and Compensation Committee

     The human resources and compensation committee reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation and determines together with the other independent directors the compensation of the chief executive officer. The committee also reviews and recommends the compensation for executive officers, including base salary, incentive compensation and other benefits. The committee administers the Company’s stock incentive plans. The committee also has oversight responsibility with respect to executive management performance and the effectiveness of the Company’s compensation policy and employee benefit programs and executive management succession plans. Members of the human resources and compensation committee, which met eight times during 2003, are John W. Norris Jr. (chairman), David A. Arledge, Alecia A. DeCoudreaux and Thomas F. Gaffney. It is the opinion of the board of directors that each member of the human resources and compensation committee satisfies the independence standards established by the board of directors and is independent under NYSE listing standards.

     The charter of the human resources and compensation committee is available at
http://www.amerus.com/invrel/corporategovernance.cfm.

Investment and Risk Management Committee

     The investment and risk management committee establishes and reviews investment policy and approves and monitors compliance with the policies governing the investment portfolio and the use of derivatives. Members of the investment and risk management committee, which met six times during 2003, are John A. Wing (chairman), Andrew J. Paine Jr. and F.A. Wittern Jr. It is the opinion of the board of directors that each member of the investment and risk management committee satisfies the independence standards established by the board of directors and is independent under NYSE listing standards.

Nominating and Corporate Governance Committee

     The nominating and corporate governance committee identifies individuals qualified to become board members, consistent with criteria approved by the board; oversees the organization of the board to discharge the board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles. Other specific duties and responsibilities of the nominating and corporate governance committee include: annually assessing the size and composition of the board; developing membership qualifications for board committees; defining specific criteria for director independence; monitoring compliance with board and board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting the board in recruiting new members to the board; reviewing and recommending proposed changes to the Company’s articles of incorporation or by-laws and board committee charters; recommending board committee assignments; reviewing and approving any employee director standing for election for outside for-profit boards of directors; reviewing governance-related shareholder proposals and recommending board responses; overseeing the evaluation of the board and its committees; conducting a preliminary review of director independence. Members of the nominating and corporate governance committee, which met six times during 2003, are Jack C. Pester (chairman), John R. Albers, Alecia A. DeCoudreaux and John W. Norris Jr. It is the opinion of the board of directors that each member of the nominating and corporate governance committee satisfies the independence standards established by the board of directors and is independent under NYSE listing standards. The chairman of the nominating and corporate governance committee acts as presiding director at the executive sessions of non-management directors and receives communications directed to non-management directors.

     The charter of the nominating and corporate governance committee is available at
http://www.amerus.com/invrel/corporategovernance.cfm.

Corporate Governance Practices

     The Company has had formal corporate governance standards in place since the Company’s formation in 1996. The Company has reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and procedures. A copy of the Company’s Corporate Governance Guidelines is attached as Appendix B to this proxy statement.

     Information about the Company’s corporate governance practices can be accessed at the Company’s website (www.amerus.com) under the section titled “For Investors” or by writing to the Company, 699 Walnut Street, Des Moines, IA 50309-3948, Attention: Corporate Secretary. The Company’s corporate governance practices are discussed in the following documents:

•	Audit Committee Charter

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Corporate Governance Guidelines

•	Human Resources and Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

Consideration of Director Nominees

Shareholder Nominees

The policy of the nominating and corporate governance committee is to consider properly submitted shareholder nominations for candidates for membership on the board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder nominations proposed for consideration by the nominating and corporate governance committee should include the nominee’s name and qualifications for board membership and should be addressed to the Company, 699 Walnut Street, Des Moines, IA 50309-3948, Attention: Corporate Secretary.

     In addition, the Company’s by-laws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the Company’s by-laws, see “Shareholder Proposals for the 2005 Annual Meeting” on page 35.

Director Qualifications

     The Company’s Corporate Governance Guidelines contain board membership criteria that apply to nominating and corporate governance committee-recommended nominees for a position on the Company’s board. Under these criteria, the board should include members who have demonstrated management or technical ability at high levels in successful organizations; are currently employed in positions of significant responsibility and decision making; have experience relevant to the Company’s operations, such as finance, marketing, general management, government, information technology, or financial services related activities; are well-respected in their business and home communities; are willing to devote the necessary time to carrying out their board duties; and are independent under NYSE guidelines. Diversity in expertise, age, gender, race and background of directors consistent with the board requirements for knowledge and experience, is desirable in the mix of the board.

     Directors should possess the following personal characteristics: highest level of integrity; proven leadership abilities; strong independent thinking; history of achievement that reflects high standards for himself or herself and others; skills and capacity to provide strategic insight; financial literacy; candor in communications; effective communication skills; and willingness and ability to evaluate, challenge and stimulate.

Identifying and Evaluating Nominees for Directors

     The nominating and corporate governance committee utilizes a variety of methods for identifying and evaluating nominees for director. The nominating and corporate governance committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee considers various potential candidates for director. Candidates may come to the attention of the nominating and corporate governance committee through current board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the nominating and corporate governance committee, and may be considered at any point during the year. As described above, the nominating and corporate governance committee considers properly submitted shareholder nominations for candidates for the board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the nominating and corporate governance committee. The nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating candidates for nomination to the board, the nominating and corporate governance committee takes into account the applicable requirements for directors under the listing standards of the NYSE, and the qualifications of a director described above. The committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including the appropriate skills and characteristics required of a board member in the context of the current composition of the board.

     There are two nominees for election to the Company’s board this year who were appointed directors by the board since the 2003 annual shareholder meeting, Stephen Strome and Thomas C. Godlasky. The Company paid a fee to a professional search firm to assist the nominating and corporate governance committee in identifying, evaluating and conducting due diligence on potential nominees, and such firm identified and recommended Mr. Strome. The members of the nominating and corporate governance committee together with Messrs. Brooks and Godlasky met with Mr. Strome as part of the evaluation process. The committee determined that Mr. Strome met the independence and qualification standards adopted by the board and unanimously recommended to the board that it appoint Mr. Strome to the board of directors. Mr. Godlasky was appointed director in November 2003 at the same time he was named president and chief operating officer of the Company.

Communication with Board of Directors

     The board has established a process for shareholders to communicate with members of the board, including the presiding director. If you have any concerns, questions or complaints regarding the Company’s compliance with any policy or law, or would otherwise like to contact the board, you can reach the board directly by writing to the chairman of the nominating and corporate governance committee, Mr. Jack C. Pester, West U. Boxes A169, Houston, TX 77005.

Director Compensation

     For their services on the board of directors, non-employee directors are paid $20,000 per year, $2,500 per day for each board meeting attended and $1,500 for each committee meeting attended. The presiding director and the chairman of each of the five committees receive an additional $4,000 per year.

     Non-employee directors participate in the Non-Employee Director Stock Plan (“Director Plan”), which was approved by the Company’s shareholders on December 4, 1996; the AmerUs Group 2000 Stock Incentive Plan, which was approved by the Company’s shareholders on May 5, 2000; and the AmerUs Group 2003 Stock Incentive Plan, which was approved by the Company’s shareholders on May 8, 2003. Under these respective plans, options to purchase 2,500 shares of the Company’s common stock were automatically granted to each non-employee director on the first business day of each year beginning in 1998 and 3,500 shares beginning in 2002. The exercise price for all non-employee director options granted under the plans is 100 percent of the fair market value of the shares on the date of grant. All such options vest and become exercisable in equal installments on the first, second and third anniversary of the date of grant, assuming continued service on the board of directors.

     Non-employee directors may elect under the above plans to take all or part of their director fees in the Company’s common stock. Directors making this election will receive the number of shares equal to the dollar amount of director fees, which the director has elected to receive in the form of stock, divided by 75 percent of the fair market value of the stock as of each payment date. Each director making this election must enter into an agreement which restricts the stock from being sold, transferred, pledged or assigned for a period of not less than two years from the purchase date.

     Each person upon his or her initial appointment or election to the board shall be granted 2,500 shares of common stock. These shares cannot be sold, transferred, pledged or assumed by the grantee for a period of three years from the date of grant.

     Messrs. Paine, Arledge, Pester and Wittern serve on the board and the audit committee of the Company’s wholly-owned subsidiary, The Bankers Life Insurance Company of New York (“BLNY”). Mr. Paine is chairman of the audit committee. The board has also appointed Mr. Paine to the BLNY’s executive committee. The fees paid by BLNY for board and committee service are as follows: $5,000 per year, $2,500 per year for the audit and executive committee chairmen and $1,500 for each board meeting attended during a calendar year exceeding four meetings. Messrs. Brooks and Godlasky serve on the boards of the Company’s wholly-owned subsidiaries, including BLNY. They receive no fees from those companies for board service.

     Messrs. Albers, Brooks, Godlasky and Pester serve on the board of AMAL, the Company’s 34% owned affiliate. The fees paid by AMAL for board service are as follows: $16,000 per year and $1,000 for each meeting attended. Messrs. Brooks and Godlasky receive no fee from AMAL for serving on its board.

Stock Ownership Guidelines for Directors

     In order to align their interest with the Company’s shareholders, directors are encouraged to own shares of the Company’s stock. Toward this end, directors are expected to own shares of common stock of the Company having a market value of at least $200,000 within five years of first becoming a director.

PROPOSAL 2
AMENDMENT OF ARTICLES OF INCORPORATION

     In September 2000, the Company adopted its current amended and restated articles of incorporation (the “articles of incorporation”). The articles contain provisions authorizing the indemnification of directors (Article VIII) and limiting the liability of directors for monetary damages in certain situations (Article IX). Articles VIII and IX provide as follows:

Article VIII
Indemnification

The Corporation shall indemnify a director, officer or employee of the Corporation, whether serving before or after its conversion from a mutual insurance holding company to a stock company, and each director, officer or employee of the Corporation who is serving or who has served, whether before or after its conversion from a mutual insurance holding company to a stock company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan to the fullest extent possible, as provided in Sections 850 through 858 of the Iowa Business Corporation Act, and the Corporation’s By-laws, subject to such limitations as may be established by the Board of Directors. Any repeal or modification of this Article VIII or of Sections 850 through 858 of the Iowa Business Corporation Act, shall not adversely affect any right of indemnification of a director, officer or employee of the Corporation existing at any time prior to such repeal or modification.

Article IX
Directors Not Personally Liable

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or (iv) under section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

     Articles VIII and IX implement provisions adopted by the Iowa legislature in 1987 as amendments to the Iowa Business Corporation Act (IBCA), which authorized the limitation of liability of directors for monetary damages and permitted the corporation under certain circumstances to indemnify directors for liability. These provisions of the IBCA were designed, among other reasons, to encourage qualified individuals to serve as directors of Iowa corporations.

     Effective January 1, 2003, the Iowa legislature again amended the IBCA to include provisions that authorize the limitations of liability of directors for monetary damages (Iowa Code section 490.202 (d)) and the indemnification of directors (Iowa Code section 490.202(e)), (together the “2003 Amendments”). The 2003 Amendments correspond with the Model Business Corporation Act (the “Model Act”). The 2003 Amendments were designed, among other reasons, to give Iowa corporations, such as the Company, the same ability to attract and retain qualified people to serve on the board of directors as corporations of other states that have adopted these Model Act Provisions. In order to implement the 2003 Amendments into the Company’s articles of incorporation, the Company’s board of directors adopted, subject to shareholder approval, amendments to its articles of incorporation to replace the current articles VIII and IX. The proposed text of the new articles provide as follows:

Article VIII
Indemnification

The Corporation shall indemnify a director for liability (as such term is defined in section 490.850(5) of the Iowa Business Corporation Act) for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) receipt of a financial benefit by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. Without limiting the foregoing, the Corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. If the Iowa Business Corporation Act is hereafter amended to authorize broader indemnification, then the indemnification obligations of the Corporation shall be deemed amended automatically and without any further action to require indemnification and advancement of funds to pay for or reimburse expenses of its directors and officers to the fullest extent permitted by law. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any indemnification obligations of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

Article IX
Directors Not Personally Liable

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

Reason for Proposed Amendments

     The purpose of the proposed amendments to the Company’s articles of incorporation is to give effect to recent changes in Iowa law relating to protection of directors from monetary liability and indemnification of directors. This will permit the Company to provide to its directors the same protection from monetary liability as companies of other states provide to their directors; thus benefiting the Company by enabling it to continue to retain and attract individuals of the highest quality, independence and ability to serve as directors.

Effect of Proposed Amendments

     The basic purpose of the amendment is to implement the provisions of the IBCA which authorize limiting the liability of directors for monetary damages to the Company and its shareholders. Although more favorable to directors, the Company believes that the changes are appropriate so that the Company can attract and retain high quality directors willing to serve on the board and to conform to Iowa law. The effect of the proposed amendments to new articles IX and VIII is to clarify the conditions under which the limitations will, or will not, apply and to clarify the authority of the Company to indemnify a director with respect to a director’s conduct to the same extent that the director’s liability for that conduct can be limited. By using more precise language, the proposed new article IX clarifies the situations under which directors are shielded from personal liability and the situations in which they are not. For example, the standards in the current article IX are described by using terms such as “breach of the director’s duty of loyalty” and “acts and omissions not in good faith.” These terms are vague and uncertain and are not defined in the IBCA.

     The standards described in the proposed new article IX conform to the 2003 Amendments and are intended to be clearer and more precise and render them less susceptible to dispute and litigation. The new article IX provides that Directors will remain liable for receiving financial benefits to which they are not entitled, for intentional infliction of harm on the Company or its shareholders, for unlawful distributions in violation of Section 490.833 of the IBCA, as amended, and for intentional violation of criminal law.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

     The following table sets forth the beneficial ownership of the Company’s common stock as of February 29, 2004, for each of the directors and director nominees, the executive officers named in the Summary Compensation Table on page 20, and all directors and executive officers as a group (which includes executive officers not named in the Summary Compensation Table). No person or entity was known by the Company to own five percent or more of the Company’s Common Stock as of February 29, 2004.

	Amount
	and Nature
	of Beneficial	Percent of
Name	Ownership(1)	Class(2)

John R. Albers (9)	33,500	*
David A. Arledge (4)(9)	5,726	*
Roger K. Brooks (3)(5)(8)(11)	1,104,955	2.8%
Alecia A. DeCoudreaux (9)	4,436	*
Thomas F. Gaffney (6)(9)(10)	37,838	*
Thomas C. Godlasky (3)(7)(8) (11)	272,025	*
John W. Norris Jr. (9)(10)	24,904	*
Andrew J. Paine Jr. (9)(10)	8,351	*
Jack C. Pester (9)(10)	25,258	*
Stephen Strome (4)	2,500	*
John A. Wing (9)	24,364	*
F.A. Wittern Jr. (9)(10)	11,995	*
Brian J. Clark (3)(8) (11)	65,855	*
Mark V. Heitz (3)(8) (11)	329,220	*
Gary R. McPhail (3)(8) (11)	252,671	*
Directors and executive officers as a group (18 persons)	2,369,158	5.8%

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. Some directors and executive officers share the voting and dispositive power over their shares with their spouses as community property, joint tenants or tenants in common.

(2)	An “*” indicates that the individual’s beneficial ownership of the Company’s common stock is less than one percent.

(3)	Includes beneficial interest in shares of the Company’s common stock held pursuant to the Company’s Savings & Retirement Plan (as defined on page 23). The attributed shares owned by the Company’s Savings & Retirement Plan are voted by the trustees as directed by their respective participants.

(4)	Includes 2,500 shares of common stock awarded to each of Messrs. Arledge and Strome upon appointment to the board of directors. The shares, which have vesting and transfer restrictions for three years after the date of award, were awarded pursuant to the Company’s 2000 Stock Incentive Plan and the Company’s 2003 Stock Incentive Plan, respectively.

(5)	Includes 9,000 shares owned by his spouse.

(6)	Includes 9,442 shares owned by his spouse through the Donna L. Gaffney Trust; 461 shares owned directly by his spouse; and 1,635 shares owned by the Cory Associates, LLC for which he is a co-trustee.

(7)	Includes 12,122 shares and 672 shares of common stock owned by his spouse and his daughter, respectively.

(8)	Includes shares of common stock that may be purchased upon the exercise of employee stock options exercisable on February 29, 2004 or within sixty days thereafter: Mr. Brooks – 850,000; Mr. Godlasky – 225,000; Mr. Heitz – 283,848; Mr. McPhail – 221,333; Mr. Clark – 50,167; and all executive officers as a group – 1,763,182.

(9)	Includes shares of common stock that were granted pursuant to the Company’s Non-Employee Director Stock Option Plan, the Company’s 2000 Stock Incentive Plan and the Company’s 2003 Stock Incentive Plan and may be purchased upon the exercise of stock options exercisable on February 29, 2004 or within sixty days thereafter: Mr. Albers – 13,500; Mr. Arledge – 1,167; Ms. DeCoudreaux – 3,500; Mr. Gaffney – 13,500; Mr. Norris – 13,500; Mr. Paine – 3,500; Mr. Pester – 13,500; Mr. Wing – 13,500; and Mr. Wittern – 6,000.

(10)	Includes shares of common stock that were acquired through the Non-Employee Director Stock Plan, the Company’s 2000 Stock Incentive Plan and the Company’s 2003 Stock Incentive Plan which have vesting and transfer restrictions for two (2) years after the date of purchase: Mr. Gaffney – 4,690; Mr. Norris – 4,498; Mr. Paine – 4,482; Mr. Pester – 5,108; and Mr. Wittern – 3,934.

(11)	Includes performance units purchased under the terms of the MIP Deferral Plan. A description of the material features of the MIP Deferral Plan is contained in footnote (A) to the Summary Compensation Table on page 20 of this proxy statement: Mr. Brooks – 18,861; Mr. Godlasky – 2,809; Mr. Heitz – 2,542; Mr. McPhail – 9,704; Mr. Clark – 3,316; and all executive officers as a group – 51,618.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

     The following Summary Compensation Table sets forth certain information concerning compensation for services rendered in all capacities awarded or paid by the Company including compensation paid by AmerUs Life, AmerUs Annuity Group Co. (“AAG”) or AmerUs Capital Management to its chief executive officer and the other named executive officers (collectively, the “Named Executive Officers”) during the years ended December 31, 2003, 2002, and 2001:

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

						Restricted	Securities
				Other Annual		Stock	Underlying	LTIP	All Other
Name and	Fiscal		Bonus	Compensation		Award(s)	Options/SARs	Payouts	Compensation
Principal Position	Year	Salary($)	(A) ($)	($)		($)	(C)(#)	(D)($)	(E)($)

Roger K. Brooks	2003	$743,333	$1,020,000	$—		$—	100,000	$—	$365,182
Chairman and	2002	695,833	710,000	—		—	120,000	—	265,201
Chief Executive Officer	2001	616,667	945,000	—		—	150,000	—	350,067
of the Company
Thomas C. Godlasky	2003	545,833	800,000	—			50,000	4,772	202,620
President and	2002	462,500	250,000	—		—	60,000	—	100,367
Chief Operating	2001	394,167	500,000	—		—	50,000	—	82,267
Officer of the Company
Mark V. Heitz	2003	400,000	275,000	—			35,000		307,726
President and Chief	2002	395,833	175,000	310,000	(B)	—	50,000	—	100,104
Executive Officer of	2001	372,917	325,000	310,000	(B)	—	50,000	—	65,931
AmerUs Annuity Group, American Investors Life Insurance Company and Financial Benefit Life Insurance Company
Gary R. McPhail	2003	420,833	250,000	—		—	40,000	32,500	274,817
President and Chief	2002	395,833	300,000	—		—	50,000	—	46,790
Executive Officer of	2001	372,917	175,000	—		—	50,000	—	55,426
AmerUs Life and ILICO
Brian J. Clark	2003	329,167	250,000	—		—	25,000	—	91,739
Executive Vice President and Chief	2002	270,833	175,000	—		—	25,000	—	37,700
Product Officer of the Company	2001	231,800	101,650	—		—	10,000	—	25,082

(A)	The Company’s annual incentive program is composed of a plan for senior executives (“SEIP”) and a plan for other management employees (“MIP”). In 2001, the SEIP provided for an incentive pool of money using a formula driven by increasing the Company’s earnings per share and company-wide expense reductions. In 2002 and 2003, the SEIP incentive pool was calculated using a formula driven by earnings per share. Pursuant to the SEIP, bonuses shown for 2001, 2002 and 2003 were paid in 2002, 2003 and 2004 respectively. The MIP Deferral Plan also provides that employees participating in the SEIP are eligible to defer a portion of their annual bonus to purchase stock units at a price equal to the fair market value of the Company’s common stock on the date of purchase. For 2003, the Company matched up to 50 percent of the units purchased pursuant to the deferral program up to a total match of $10,000. On the third anniversary of the employee’s deferral, the employee may elect to re-defer the original deferral and company match for an additional three years. Through 2003, if the employee elected not to re-defer amounts deferred three years earlier, the Company distributed the value of the units in cash to the employee, provided the employee continued to be employed by the Company or one of its subsidiaries on that date. The entire Company match is forfeited if the employee’s employment terminates other than for retirement prior to the third anniversary of the employee’s deferral. All stock units under the SEIP vest and may be exercised within 90 days following a change of control (as defined in the Amended MIP Deferral Plan attached as Appendix C to the proxy statement) based on the fair market value of a share of Company stock on the last business day prior to a change of control. The human resources and compensation committee of the board of directors determines each year the maximum amount of bonus that can be deferred and the percentage match of the Company. For the 2003 bonus paid in 2004, the following amounts were deferred: Mr. Brooks — $255,000; Mr. Godlasky — $0; Mr. Heitz — $20,000; Mr. McPhail — $20,000; and Mr. Clark — $20,000. The Company match was 50 percent up to a maximum of $10,000.

(B)	Mr. Heitz received a Special Performance bonus in 2001 and 2002.

(C)	The options were granted with an exercise price equal to the fair market value of the underlying stock on the date of grant.

(D)	Long term incentive compensation pursuant to the Performance Share Plan (the “LTIP”). The LTIP was discontinued as of 1998 and no awards were made in 1998 or 1999. Mandatory deferrals were required under the plan with each employee voluntarily electing payouts after three years or at termination/retirement. Mr. Brooks has a LTIP payout election upon termination/retirement valued at $19,735. Messrs. Godlasky and McPhail received their final payouts in 2003, and Messrs. Heitz and Clark did not participate in the LTIP.

(E)	Amounts shown as “Other Compensation” for 2001, 2002 and 2003 are comprised of the items set forth in the table below.

					Supplemental Executive			Excess Benefit
		Qualified Plan			Retirement Plan			Plan

		401(k)		Interim			Interim	Interim	MIP
		Matching	Basic	Benefit	SERP Matching	Basic	Benefit	Benefit	Deferral Plan
		Contributions($)	Contributions($)	Supplement($)	Contributions($)	Contribution($)	Supplement($)	Supplement($)	($)(F)

Roger K. Brooks	2003	$10,000	$8,000	$10,000	$64,385	$51,508	$112,417	$7,460	$101,412
	2002	10,000	8,000	10,858	65,406	51,637	112,698	6,602	—
	2001	8,500	6,800	14,841	118,963	61,374	133,948	5,641	—
Thomas C. Godlasky	2003	10,000	8,000	3,080	39,675	29,208	11,245	—	101,412
	2002	10,000	8,000	3,080	39,255	28,904	11,128	—	—
	2001	8,500	6,800	2,618	30,362	24,539	9,448	—	—
Mark V. Heitz	2003	10,000	8,000	7,000	25,395	20,382	17,835	—	219,114
	2002	10,000	8,000	7,000	30,042	24,033	21,029	—	—
	2001	8,500	6,800	5,950	16,712	14,917	13,052	—	—
Gary R. McPhail	2003	10,000	8,000	—	30,765	24,640	—	—	101,412
	2002	10,000	8,000	—	17,453	11,337	—	—	—
	2001	8,500	6,800	—	23,006	17,120	—	—	—
Brian J. Clark	2003	10,000	8,000	—	18,415	14,759	—	—	40,565
	2002	10,000	8,000	—	11,463	8,237	—	—	—
	2001	8,500	6,800	—	5,213	4,509	—	—	—

(F)	Amount includes the value of the Company match in stock units plus the appreciation in value of the stock units purchased by the Named Executive Officers with the annual bonus deferred in 2000 and reported in the Summary Compensation Table of the 2001 proxy statement. Mr. Clark deferred $40,000 of his 2000 bonus to purchase stock units, but was not a Named Executive Officer in the 2001 proxy statement.

Option Grants Table

     The following table presents information regarding stock options granted during the year ended December 31, 2003. The two columns on the right project the amount that could be earned if the common stock price appreciates at the annual rates indicated and if the options are held until the expiration dates shown. There is no assurance that any particular level of potential realizable value will actually be earned.

Option Grants for Fiscal Year 2003

	Individual Grants

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term($)(3)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/sh)	Date	5%	10%

Roger K. Brooks	100,000	18.28%	$26.75	2/14/2013	$1,682,293	$4,263,261
Thomas C. Godlasky	50,000	9.14%	26.75	2/14/2013	841,147	2,131,631
Mark V. Heitz	35,000	6.40%	26.75	2/14/2013	588,803	1,492,141
Gary R. McPhail	40,000	7.31%	26.75	2/14/2013	672,917	1,705,304
Brian J. Clark	25,000	3.66%	26.75	2/14/2013	420,573	1,065,815

(1)	These options were granted on February 13, 2003 at the then fair market value of the Company’s common stock. The options vest and become exercisable on February 13, 2004, February 13, 2005, February 13, 2006, February 13, 2007 and February 8, 2008 in one-fifth increments respectively. As provided in the Plan, Mr. Brooks’ options are immediately exercisable as he has reached the normal retirement age of 65, at which time all options are immediately vested.

(2)	Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option period. The Company’s stock price at the end of the ten-year term for the options granted to all Named Executive Officers are $43.57 and $69.38, for five percent and ten percent appreciation, respectively. The numbers are calculated based on requirements promulgated by the SEC. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table. The total gain to all shareholders using all Named Executive Officers’ values would be $661,172,069 and $1,675,539,836 at five percent and ten percent annual appreciation, respectively. The aggregate gains for the Named Executive Officers represent less than 0.63 percent of the gain to all shareholders.

Option Exercises and Values Table

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at FY-End(#)		FY-End($)(1)
	on Exercise	Value
Name	(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger K. Brooks(2)	—	$—	700,000	—	$6,439,600	$—
Thomas C. Godlasky	—	—	178,333	106,667	1,557,748	493,002
Mark V. Heitz	54,464	750,013	243,515	85,000	2,635,087	369,702
Gary R. McPhail	—	—	180,000	90,000	1,553,848	410,802
Brian J. Clark	—	—	33,501	44,999	242,684	221,898

(1)	Based on a closing stock price of $34.97 per share on December 31, 2003, the last business day of the Company’s fiscal year and the exercise price of in-the-money options multiplied by the number of shares subject to in-the-money options.

(2)	As provided in the option plans, Mr. Brooks’ options are immediately exercisable as he has reached the normal retirement age of 65, at which time all options are immediately vested.

Stock Incentive Plans

     On September 15, 1996, the Company’s board of directors adopted the AmerUs Group Co. Stock Incentive Plan (the “1996 Stock Plan”). The 1996 Stock Plan was approved by the Company’s shareholders and became effective on December 4, 1996. No grants were made under the 1996 Stock Plan until July 28, 1997. The purpose of the 1996 Stock Plan is to enable the Company to attract and retain employees and to align employees’ interest with the performance of the Company. The 1996 Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards. No options were granted to the Named Executive Officers under the 1996 Stock Plan in 2002.

     On February 11, 2000, the board of directors adopted the AmerUs Group 2000 Stock Incentive Plan (the “2000 Stock Plan”). The 2000 Stock Plan was approved by the shareholders and became effective May 5, 2000. The purpose of the 2000 Stock Plan is to enable the Company to attract and retain employees and to align employees’ interest with the performance of the Company. The 2000 Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards. Options were granted in 2003 to the Named Executive Officers under the 2000 Stock Plan.

     On February 14, 2003, the board of directors adopted the AmerUs Group 2003 Stock Incentive Plan (the “2003 Stock Plan”). The 2003 Stock Plan was approved by the shareholders and became effective May 8, 2003. The purpose of the 2003 Stock Plan is to enable the Company to attract and retain employees and to align employees’ interest with the performance of the Company. The 2003 Stock Plan provides for the grant of options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock awards, restricted stock units, cash performance units and any combination of the foregoing. No options were granted in 2003 to the Named Executive Officers under the 2003 Stock Plan.

     It is the policy of the Company not to grant any stock options or stock appreciation rights with an exercise price less than the fair market value of a share of common stock on the date of the grant of such award or reprice any stock option or stock appreciation right, except in the event of merger, reorganization, consolidation, recapitalization, stock dividend or other similar event. All of the plans provide for the immediate vesting of all options in the event of a change of control, as defined in the Supplemental Benefit Agreement described on page 24 of this proxy statement.

Executive Stock Purchase Plan

     In November 1998, the Company adopted the AmerUs Group Co. Executive Stock Purchase Plan (the “Stock Purchase Plan”) to encourage direct, long-term ownership of the Company’s securities by executive officers and certain senior officers. Under the Stock Purchase Plan, up to $25 million of common stock or the Company’s 7.00% Adjustable Conversion-rate Equity Securities Units (“ACES Units”) could be purchased in open market or negotiated transactions with independent parties. Purchases were to be financed by full recourse personal loans at market interest rates to the participants from a bank. The Company agreed to guarantee the loans, interest and other fees in the event of default, but has recourse to the participants if it incurs a loss under the guarantee. Participants in the Stock Purchase Plan are fully liable for any losses, as well as for the repayment of the loan plus interest when it comes due. Loans made to participants in the Stock Purchase Plan mature in March 2004. A total of 49 officers of the Company and its subsidiaries, including the Named Executive Officers elected to participate in the Stock Purchase Plan.

Savings and Profit Sharing Plans

     Each of the Named Executive Officers participates in the All*AmerUs Savings & Retirement Plan (the “Savings & Retirement Plan”), a profit-sharing plan containing a qualified cash or deferred arrangement and the nonqualified All*AmerUs Supplemental Executive Retirement Plan (the “Supplemental Plan”). Of the Named Executive Officers, only Mr. Brooks participates in the nonqualified All*AmerUs Excess Benefit Plan (the “Excess Plan”).

     Under the Savings & Retirement Plan, the Company will contribute four percent of each eligible participating employee’s compensation as of the end of a plan year in accordance with plan provisions (“Basic Contribution”). With the merger of the AAG Employee Stock Ownership Plan (the “AAG ESOP”), beginning with the 1999 Plan year, this Basic Contribution is made in the form of cash and shares of the Company’s common stock; the portions of cash and stock will be determined at the end of each year and may vary year to year. The shares of stock contributed as part of the Basic Contribution are made in accordance with the plan provision of the Employee Stock Ownership Plan (“ESOP”) component of the Savings & Retirement Plan. In addition, the Company makes a maximum matching contribution equal to five percent of an employee’s compensation for the first four percent of salary deferral (“Matching Contributions”).

     The Company may also contribute to the Savings and Retirement Plan and the Supplemental Executive Retirement Plan on behalf of each participating employee who was, as of December 31, 1995, an active participant in either the qualified pension plan (the “AML Frozen Pension Plan”) or the nonqualified supplemental retirement plan (the “AML Frozen SERP”) for certain former employees of American Mutual Life Insurance Company or Central Life Assurance Company, predecessor companies to AmerUs Life. Any contribution made is the percentage of such employee’s compensation (“Interim Benefit Supplement”) necessary to make up any shortfall between the amount to which such employee would have been entitled under either the AML Frozen Pension Plan or the AML Frozen SERP as compared to such employee’s projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Interim Benefit Supplement made on behalf of any eligible employee is reduced by any discretionary profit sharing contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Of the Named Executive Officers, only Messrs. Brooks and Godlasky received an Interim Benefit Supplement in 2003.

     The Company may also contribute to the Savings & Retirement Plan and Supplemental Plan on behalf of each AAG employee who was, as of January 1, 1999, an active qualifying AAG employee for the AAG Money Purchase Pension Plan (the “AAG MPPP”), a certain percentage of such employee’s compensation (the “AAG Interim Benefit Supplement”) in order to make up any shortfall between the projected benefits such employee would have had under the AAG MPPP as compared to such employee’s projected benefits under the Savings & Retirement Plan and Supplemental Plan. The amount of the Benefit Supplement made on behalf of any eligible AAG employee is reduced by any discretionary contribution allocated to such employee under the Savings & Retirement Plan and the Supplemental Plan. Of the Named Executive Officers, only Mr. Heitz receives a AAG Interim Benefit Supplement.

Frozen Plans

     The benefits under the AML Frozen Pension Plan and the AML Frozen SERP were curtailed as of December 31, 1995. The following table sets forth the frozen accrued monthly benefits payable as a straight life annuity to each of the Named Executive Officers under the AML Frozen Pension Plan and the AML Frozen Pension Plan and the AML Frozen SERP, assuming retirement at age 65 (current normal retirement age):

Pension Table
Frozen Accrued Benefits

Monthly
Name	Benefits($)

Roger K. Brooks	17,363
Thomas C. Godlasky	671
Mark V. Heitz	0
Gary R. McPhail	0
Brian J. Clark	0

Supplemental Benefit Agreement

     In April 1999, the Company entered into a Supplemental Benefit Agreement with each of its Named Executive Officers, which were amended in February 2000 and 2003. These agreements provide that in the event of (i) a change of control of the Company (as defined below) and (ii) a termination by the Named Executive Officer for “good reason” or a termination of the Named Executive Officer not for cause within two years of a change of control, the Named Executive Officer shall be entitled to: (1) a cash severance payment in an amount equal to three times such officer’s annual base compensation and bonus; (2) continuation of employee welfare benefits for three years; and (3) immediate vesting of benefits under the Savings and Retirement Plan, the Supplemental Plan and the Excess Plan. Payments to any of the Named Executive Officers under the Supplemental Benefit Program will be increased to offset the affects of any excise taxes payable with respect to such payments.

     For purposes of the Supplemental Benefit Program, a change of control shall be deemed to have occurred upon the happening of certain significant corporate events including any one of the following: (1) the individuals who, prior to any merger, consolidation, dissolution or similar transaction (“Transaction”), constituted the Company’s board of directors, ceasing to constitute at least a majority thereof, unless the election, or the nomination for election of each director of the Company for a period of two years following consummation of the Transaction was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company prior to such Transaction; (2) any acquisition of twenty-five percent or more of the Company’s common stock; or (3) certain mergers, liquidations or similar Transactions.

     Also, for purposes of the Supplemental Benefit Program, termination for “good reason” means a change of control and the occurrence of any one of the following events without the Named Executive Officer’s consent: (1) the assignment to such officer of duties substantially inconsistent with such officer’s position, duties, responsibility or status with the Company or a substantial reduction of such officer’s duties or responsibilities, as compared with such officer’s duties or responsibilities prior to such reduction, or any removal of such officer from, or any failure to re-elect the officer to, the position such officer held at the time of such removal or failure to re-elect, except in connection with termination of employment for cause; (2) a reduction in the amount of such officer’s base compensation, a material reduction in payments received by such officer under any bonus or incentive plans in which the such officer participates or a material reduction in any other perquisites to which such officer is entitled; (3) the relocation of such officer’s principal office to a location more than thirty-five miles from the location of such office immediately prior to such change of control; or (4) any material breach by the Company of any of the provisions of the Supplemental Benefit Agreement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

     The Company’s executive compensation program is administered by the human resources and compensation committee of the board of directors (the “Committee”). The Committee, which is composed of directors satisfying the independence standards of the NYSE, is responsible, together with the other independent directors, for approving chief executive officer compensation and reviews and recommends to the board all elements of compensation for the executive officers. The Committee has furnished the following report on executive compensation for fiscal year 2003.

Executive Compensation Philosophy

     The Company’s executive compensation program is designed to provide competitive total compensation opportunities, which is generally defined as the 50th percentile, while aligning actual amounts paid to executives commensurate with Company and individual performance. Specifically, objectives of the executive compensation program are to:

•	Attract and retain high performing executives

•	Strongly align compensation opportunities with the financial and stock performance of the Company

•	Reward executives for achievement of short- and long-term strategic goals through the use of variable compensation plans

•	Align the interests of executives with those of shareholders’ through an emphasis on long-term incentives and equity compensation opportunities

•	Provide meaningful recognition of individual contributions to overall Company performance

     The following key compensation and benefit elements are used in support of the philosophy: base salary, annual incentives, longer-term incentives, and benefits. The combination and relative weighting of these elements reflect the Committee’s belief that executive compensation should be closely tied to the Company’s profitability and returns provided to shareholders. Additionally, stock ownership guidelines further align executive and shareholder interests.

Competitive Benchmarking

     The Committee retains a nationally recognized compensation consulting firm to provide guidance as to competitive executive compensation practices and pay levels. As part of this activity, the consulting firm regularly analyzes the Company’s executive pay levels, by each of the elements cited and in total, the Company’s performance, and the architecture of the incentive plans. A group of comparably-sized competitors for business and executive talent are used for comparison purposes. The companies included in this group may change slightly from year to year due to merger activity within the industry, or to other relevant factors. The results of the analysis and the consulting firm’s corresponding recommendations are considered by the Committee in making executive compensation program decisions.

Base Salary

     Executive base salary levels are generally reviewed and adjusted in March of each year. Out of normal cycle adjustments are considered to recognize promotions, significant changes of responsibilities, and other relevant factors. In making base salary determinations, the Committee considered the competitive base salary review, as well as Company and individual performance. After adjustments, base salary levels were found to be within an appropriate targeted range when compared to pay levels of comparison group companies. Individual variations in the level of salary increase provided reflect an effort to reward outstanding individual contributions and/or an effort to align a position’s pay level with the market.

Annual Incentives

     Annual incentive opportunities are provided to the Company’s executives to link the achievement of annual Company and individual goals with executive compensation. Under the senior executive annual incentive program, the Committee establishes a target incentive pool and range of pool funding levels for senior executives considering competitive practices and the consulting firm’s recommendations. Pool funding levels are linked with specific target(s) and range(s) of Company financial performance results on one or more objective performance goals approved by the Committee at the beginning of the fiscal year (e.g., net income per share). Awards to individuals are approved by the Committee at the end of the year considering: the extent of overall pool funding, the extent to which the executive achieves individually tailored objectives which are based on role and responsibilities and established at the beginning of the year, and, for the chief executive officer, the Committee recommends the payout level. For other executive officers, the Committee makes determinations based on chief executive officer and/or chief operating officer recommendations. Specific measures for the chief executive officer for 2003 included earnings per share, revenue growth, expense containment and management development plans. The annual program is intended to bring the executives’ total cash compensation (base salary and annual incentive) to the 50th percentile of competitor companies when targeted Company profitability and individual performance criteria are met.

Long-Term Incentives

     The Committee believes that long-term incentives are the most effective way of aligning executive rewards with the creation of value for shareholders. The Company has traditionally used stock options under the 2003 AmerUs Group Co. Stock Incentive Plan (the “Stock Incentive Plan”) as its long-term incentive for executives. Beginning in 2004, the Company will also grant performance units under the Stock Incentive Plan to provide competitive long-term incentives to executives. Generally, grants of stock options and performance units will each approximate one-half of the total long-term incentive opportunity for executives.

     Under the Stock Incentive Plan, stock options may be granted to executive officers and other key employees of the Company and its subsidiaries and affiliates. All stock options granted to the Company’s executive officers will be granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and will generally vest over three or five years.

     Through the Stock Incentive Plan, executives will be rewarded performance unit grants based on the achievement of long-term performance objectives. Performance will be assessed generally using a two or three year performance period and considering such measures as total shareholder return and growth in book value. Executives are awarded performance units with a target value at the beginning of the performance period. The actual amount paid at the end of the performance period will reflect actual performance relative to goals established, and may range from zero to two times the target award. Amounts earned under the performance units will generally be paid one-half in shares of Company stock, and one-half in cash. It is the Committee’s intention to provide annual, overlapping awards of performance units.

Benefits

     Other material elements of executive compensation include participation in a Company-wide medical and insurance benefits plan and retirement plans, and the ability to defer compensation pursuant to a 401(k) plan.

Stock Ownership

     The Committee believes that executive leadership should own meaningful amounts of Company stock to further align executives’ interests with shareholders’ interests. To that end, certain executives are subject to stock ownership guidelines that articulate minimum levels of expected stock ownership. Specifically, ownership guidelines are as follows: Chief Executive Officer – three times base salary, all other executive officers – two times base salary, other officer participants – one times base salary. Executives are expected to achieve the applicable guideline amount within five years. Failure to comply or make what the Committee deems as adequate progress to guideline achievement may result in a reduction in long-term incentive awards. The Committee monitors compliance with the guidelines at least annually. As of the most recent assessment, all executive officers satisfied the guidelines or were making adequate progress to achieving the guidelines.

Chief Executive Officer Compensation

     The Committee increased the base salary level of the chief executive officer from $710,000 to $750,000 (5.6%) effective March 1, 2003, based upon the same criteria used for other executive officers. For 2003, the chief executive officer earned an annual incentive award of $1,020,000 under the senior executive annual incentive plan based on the Committee’s review of Company and individual performance against pre-determined targets. The chief executive officer was granted 100,000 share options on February 14, 2003 based on performance criteria and competitive practices. The chief executive officer receives no other material compensation or benefits not provided to all executive officers.

Tax Deductibility of Executive Officer Compensation

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws.

HUMAN RESOURCES AND COMPENSATION
COMMITTEE OF THE BOARD
OF DIRECTORS

John W. Norris Jr., Chairman
David A. Arledge
Alecia A. DeCoudreaux
Thomas F. Gaffney

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the human resources and compensation committee are set forth in the preceding section. There are no members of the human resources and compensation committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

PERFORMANCE COMPARISON

     The following graph compares the cumulative total shareholder return on the Company’s common stock over the last five fiscal years to the cumulative total return of the Russell 2000 stock index and a peer group of companies (the “Peer Group”) consisting of thirteen life insurance companies whose stock is publicly traded to which the Company compares its business and operations: Delphi Financial Group, Inc., FBL Financial Group, Inc., Great American Financial Resources, Inc., Jefferson-Pilot Corporation, Kansas City Life Insurance Company, Lincoln National Corporation, MONY Group, Inc., Nationwide Financial Services, Inc., Phoenix Companies, Inc., Presidential Life Corporation, Principal Financial Group, Inc., Protective Life Corporation and Torchmark Corporation. During 2003, Conseco Inc. was removed from Peer Group because its stock no longer traded on a listed exchange. In addition, Torchmark Corporation and Nationwide Financial Services, Inc. were added to replace Conseco, Inc. because their business and operations are comparable to the Company’s. The graph assumes a $100.00 investment on December 31, 1998 and the reinvestment of dividends. Points on the graph represent performance as of the last business day of each of the years indicated. The return of the Peer Group is based on the return of each company included therein weighted to reflect each such company’s stock market capitalization.

CUMULATIVE TOTAL RETURNS
Period Beginning December 31, 1998 and Ending December 31, 2003

Total Shareholder Returns

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/002	12/31/03

AmerUs Group Co.	$100.00	$104.57	$149.94	$167.87	$134.06	$167.75
Peer Group	100.00	83.74	104.41	109.40	101.25	124.15
Russell 2000	100.00	119.62	114.59	115.77	90.79	131.98

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about the Company’s equity compensation plans as of December 31, 2003. All outstanding awards relate to the Company’s common stock.

			(iii) Number of Securities
			Remaining Available for
	(i) Number of Securities to	(ii) Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (i))

Equity compensation plans approved by security holders	4,889,392	$27.43	1,697,248

Equity compensation plans not approved by security holders(a)	584,160	29.89	386,868

Total	5,473,552	$27.57	2,084,116

(a)	Includes stock units issued under the MIP Deferral Plan to senior executives and other management employees and stock appreciation rights under the Non-Employee Plan which may be paid in cash or Company common stock. Prior to 2003, the Company’s practice has been to pay participants, on exercise of a stock appreciation right or the end of the deferral period relative to stock units, as applicable, in cash only.

Equity Compensation Plans not Approved by Security Holders

     The Company adopted the MIP Deferral Plan on September 1, 1998 (referred to as the MIP Deferral Plan, or SEIP, with respect to executive officers). A description of the material features of the MIP Deferral Plan is contained in footnote (A) to the Summary Compensation Table on page 20 of this proxy statement. Management employees participate in the MIP Deferral Plan on essentially the same terms as executive officers. Proposal 3, which begins on page 30 of this proxy statement, requests that the shareholders approve a proposal authorizing the Company to issue up to 180,000 shares of common stock with respect to certain awards to be granted by the Company under the MIP Deferral Plan.

     On February 12, 1999, the Company adopted the AmerUs Group Co. Non-Employee Stock Option Plan (Non-Employee Plan) to give agents of the Company and/or its subsidiaries who make significant contributions to the success of the Company and/or its subsidiaries an interest in the Company’s performance. Under the Non-Employee Plan, participants may receive stock options and/or stock appreciation rights. On exercise of stock options and/or appreciation rights, a participant may be paid in cash or stock, in the discretion of the Company.

PROPOSAL 3
APPROVAL OF A PROVISION IN THE COMPANY’S MIP DEFERRAL PLAN
TO GRANT UP TO 180,000 SHARES OF THE COMPANY’S COMMON STOCK
TO ELIGIBLE EMPLOYEES DURING AND AFTER 2004

     At the annual meeting, the shareholders are being asked to approve a provision in the Company’s MIP Deferral Plan pursuant to which the Company will issue up to 180,000 shares of Company common stock for grants of Company matches made in stock during and after 2004 (the “Stock Provision”).

Vote Required

     Approval of the Stock Provision requires that the affirmative votes of the shares of common stock present or represented by proxy and entitled to vote at the meeting exceed those votes against the proposal.

MIP Deferral Plan Summary

     The MIP Deferral Plan, which was begun in 1998, allows management employees and officers, to elect to defer receipt of a portion of their year end cash bonuses (“Payment Amount”) into stock units. Under the MIP Deferral Plan, each stock unit is purchased by participants at the fair market value of a share of Company common stock on the date of purchase. The Company matches a portion of participants’ deferrals (“Match”), up to a certain specified limit, provided the employee remains employed with the Company for a specified period. The human resources and compensation committee of the board of directors (“Committee”), which administers the MIP Deferral Plan, determines each year the maximum portion of the Payment Amount that can be deferred and the percentage Match of the Company. Following the end of the deferral period, participants in the MIP Deferral Plan had historically exchanged their stock units for cash. Last year, the Committee instituted a new policy under which the Company would pay Payment Amounts and Matches in Company common stock. The Company seeks shareholder approval of the Stock Provision to grant matches in an amount up to 180,000 shares of the Company’s common stock.

     For the current year, the Company matched up to 50 percent of the stock units purchased pursuant to the MIP Deferral Plan up to a total of $10,000. On the third anniversary of the employee’s deferral, the employee may elect to re-defer the Payment Amount and the Match for an additional three years. If the employee elects not to re-defer, the Company then pays the employee an amount in Company common stock equal to the number of units purchased by the employee plus the number of units in the Match, provided the employee continues to be employed by the Company or one of its subsidiaries on that date. The entire Match is forfeited if the employee’s employment terminates prior to the third anniversary of the employee’s deferral.

Eligibility

     Officers and other key and high performing employees of the Company and its subsidiaries who are eligible to receive a Payment Amount under the annual incentive plan are eligible to participate in the MIP Deferral Plan. As of December 31, 2003, eight executive officers and 137 employees were eligible to participate in the plan.

Amendment of the MIP Deferral Plan

     The Committee may amend, alter or discontinue the MIP Deferral Plan, but no amendment, alteration or discontinuation may be made which would impair the right of a participant without his or her consent. The Committee may amend the terms of any Match theretofore granted, prospectively, but no amendment shall impair the rights of any participant without his or her consent.

Federal Income Tax Consequences

     The United States federal income tax consequences of participation in the MIP Deferral Plan generally will be as set forth below. This summary is limited to participants who are United States citizens. Each participant is urged to consult his or her personal tax advisor with respect to the application of the federal income tax laws to his or her personal circumstances, changes in these laws and the possible effect of other taxes.

     A participant will not recognize taxable income for federal income tax purposes with respect to any portion of the participant’s compensation deferred to purchase stock units under the terms of the MIP Deferral Plan, for the year in which the compensation is earned, subject to the following paragraph.

     A participant will recognize taxable income in an amount equal to the then value of the participant’s stock units attributable to the participant’s Payment Amount and Match for the year in which the restricted period applicable to the stock units expires or, if earlier, for the year in which the participant’s employment terminates or the year in which the participant becomes disabled, retires or dies; provided, however, that a participant will not recognize taxable income with respect to any stock units attributable to a Match that are forfeited under the terms of the MIP Deferral Plan. Such taxable income will be subject to ordinary federal income tax rates. The Company will cause federal (and, if applicable and required, state and local) income tax to be withheld with respect to the value of stock units in the year in which the restricted period ends.

     Amounts deferred by participants will be subject to withholding for social security taxes (FICA) at the time the amounts are deferred and such amounts must be taken into account by the Company for the purposes of federal unemployment tax (FUTA) at such time. Amounts attributable to a match will be subject to FUTA taxation of the Company and FICA taxation of both the participant and the Company in the year in which the initial restricted period ends without regard to re-deferral.

     The Company will be entitled to a deduction for federal income tax purposes in the year in which the participant recognizes ordinary income with respect to his or her stock units under the MIP Deferral Plan. The Company’s deduction will equal the amount that the participant receives as ordinary income (prior to applicable tax withholding).

     The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant of and/or payment for awards under the MIP Deferral Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Incorporation by Reference

     The foregoing is only a summary of the MIP Deferral Plan and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix C to this proxy statement.

Registration of Securities

     The issuance of stock units and awards of Company common stock under the MIP Deferral Plan were registered with the Securities Exchange Commission on Form S-8 on June 27, 2003. The following table summarizes the 2004 MIP Deferral Plan Matches for 2003 bonus deferrals:

2004 MIP Deferral Plan Matches for 2003 Bonus Deferrals Table

	Fair Market
	Value	Number of
Name	($)(1)	Units

Roger K. Brooks	$10,000	269.1
Thomas C. Godlasky	10,000	269.1
Mark V. Heitz	10,000	269.1
Gary R. McPhail	10,000	269.1
Brian J. Clark	10,000	269.1
Executive officers as a group	80,000	2,152.8
Non-executive officer employee group	368,943	9,928.5

Total	$448,943	12,081.3

(1) Fair market value is based upon a closing price of $37.16 on February 23, 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

     The audit committee reviews the Company’s financial reporting process on behalf of the board of directors and selects the independent auditors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In this context, the audit committee meets regularly with management and the independent auditors, both jointly and separately. Management reported to the audit committee that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) as amended.

     In addition, the audit committee has discussed with the independent auditors, the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The audit committee acts pursuant to the Audit Committee Charter adopted by the board of directors. Each of the audit committee members satisfies the definition of independent director as established under the listing standards of the NYSE.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The audit committee has appointed Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004.

     Respectfully submitted by the members of the audit committee of the board of directors:

Andrew J. Paine Jr., Chairman
David A. Arledge
Jack C. Pester
F. A. Wittern Jr.

Independent Auditor Fees

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees for other services rendered by Ernst & Young LLP during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation:

		% of		% of
	Fiscal 2003	Total	Fiscal 2002	Total

Audit fees (a)	$1,408,374	50.8%	$1,638,259	47.4%
Audit related fees (b)	112,631	4.1%	283,364	8.2%
Tax fees (c):
Tax compliance/preparation	1,077,375	38.9%	1,021,991	29.6%
Other tax services	172,690	6.2%	513,155	14.8%

Total tax fees	1,250,065	45.1%	1,535,146	44.4%
All Other fees	—	—	—	—

Total	$2,771,070	100.0%	$3,456,769	100.0%

(a)	Audit fees represent fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports, audit services provided in connection with other statutory and regulatory filings, including related comfort letters in connection with public and non-public offerings and consultation services on the application of accounting standards and related matters addressed during the audit and review of interim consolidated financial statements. All of the work was performed by full-time permanent employees of Ernst & Young LLP.

(b)	Audit-related fees consisted primarily of benefit plan audits, accounting and consultation services concerning financial accounting and reporting standards (on matters not addressed during audit and review procedures), internal control related matters and attest services not required by statute or regulation.

(c)	Tax fees consisted of tax compliance/preparation services and other tax services. Tax compliance/preparation consisted of fees related to federal, state and local tax compliance for the Company and its operating subsidiaries and other tax advisory and planning services including preparing tax refund requests. Other tax services includes other tax advisory, assistance and consultation services.

Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to any member when expedition of services is necessary. The independent auditors and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the fees described above were approved by the audit committee after services were rendered pursuant to the de minimis exception established by the SEC.

PROPOSAL 4
SELECTION OF AUDITORS

     The audit committee has appointed the firm of Ernst & Young LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2004. The favorable vote of the holders of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required for shareholder ratification of this action. Ernst & Young LLP served as the Company’s independent auditor during the 2003 fiscal year.

     Representatives from Ernst & Young LLP will be present at the 2004 annual meeting. The representatives will have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Loan Guarantee

     Pursuant to the Stock Purchase Plan, the Company guaranteed personal loans in the aggregate amount of approximately $24.4 million plus interest made by a bank to certain members of the Company’s management, including the Named Executive Officers. Each participant has agreed to repay the Company for any amounts paid by the Company under the guarantee in accordance with a reimbursement agreement entered into between the participant and the Company. The loans to the Named Executive Officers have been paid in full. No payments were made by the Company pursuant to the guarantee on behalf of the Named Executive Officers.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the 1934 Act requires certain officers and directors of the Company and persons who own more than ten percent of the Company’s common stock (such persons, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish the Company with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that during the year ended December 31, 2003, there were no filing deficiencies under Section 16(a), except as follows: due to an administrative oversight by the Company, Messrs. Gaffney, Norris, Paine, Pester and Wittern were each late reporting shares of restricted stock purchased with directors’ fees earned during the second quarter of 2003 and Messrs. Clark, Daley, Godlasky and Ms. Cushing were each late in reporting one grant of phantom stock units under the SEIP in February 2002; and Mr. Gaffney was late in reporting the acquisition of units of the Company’s 7% ACES in 1998 and their subsequent conversion to the Company’s common stock in 2001.

OTHER MATTERS

     Neither the board of directors nor management intends to bring any matter for action at the 2004 annual meeting of shareholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

Shareholder Proposals for the 2005 Annual Meeting

     Under the rules of the Securities and Exchange Commission (the “SEC”), proposals for consideration at the 2005 annual shareholders meeting, including director nominations, must be received by the Company no later than November      , 2004, as well as meet the other SEC requirements, in order to be considered for inclusion in the 2005 annual meeting proxy statement.

Shareholder Proposals

     In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than November      , 2004 and should contain such information as is required under the Company’s by-laws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in the Company sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by the Company no later than November      , 2004 and should contain such information as required under the Company’s by-laws. If the Company does not receive notice of the proposal within this time frame, the Company’s management will use its discretionary authority to vote the shares it represents as the board may recommend.

Nomination of Director Candidates

     The Company’s by-laws permit shareholders to nominate directors at a shareholder meeting. In order to make a director nomination at an annual shareholder meeting, it is necessary that you notify the Company not fewer than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to shareholders. The Company’s 2004 proxy statement was first sent to shareholders on March      , 2004. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company no later than November      , 2004. In addition, the notice must meet all other requirements contained in the Company’s by-laws and include any other information required pursuant to Regulation 14A under the Exchange Act.

Copy of By-law Provisions

     If you would like a copy of the relevant by-law provision regarding the requirement for mailing shareholder proposals and nominating director candidates, please contact James A. Smallenberger, Secretary, AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948.

By Order of the board of directors

/s/ JAMES A. SMALLENBERGER James A. Smallenberger Senior Vice President and Secretary

Dated: March ___, 2004

APPENDIX A
AMERUS GROUP CO. AUDIT COMMITTEE CHARTER

Purpose

The purpose of the audit committee (committee) of the board of directors (board) of AmerUs Group Co. (Company) is to:

1.	assist the board in its oversight of:

a.	the quality and integrity of the Company’s financial statements;

b.	the Company’s compliance with legal and regulatory requirements;

c.	the qualifications and independence of the Company’s external auditor (independent auditor); and

d.	the performance of the Company’s internal audit function (internal audit) and the independent auditor; and

2.	prepare the report of the committee required to be included in the Company’s annual proxy statement.

The board recognizes that while the committee has been given certain duties and responsibilities pursuant to this charter, the committee is not responsible for guaranteeing the accuracy of the Company’s financial statements or the quality of the Company’s accounting practices. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. The board also recognizes that meeting the responsibilities of an audit committee requires a degree of flexibility. To the extent that procedures included in this charter go beyond what is required of an audit committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the audit committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time.

Composition of the Committee

The committee shall be comprised of three or more directors, each of whom:

1.	meets the independence requirements of the New York Stock Exchange (NYSE) and

2.	otherwise satisfies the applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (Act), or the NYSE.

One member of the committee shall be a “financial expert,” as such term is defined by the Securities and Exchange Commission. No director who serves on the audit committee of more than two public companies other than the Company shall be eligible to serve as a member of the committee. Determinations as to whether a particular director satisfies the requirements for membership on the committee shall be made by the board.

No member of the committee shall receive compensation other than director’s fees for services as a director of the Company or an affiliate or subsidiary thereof including reasonable compensation for serving on the committee and regular benefits that other directors receive.

The members of the committee shall be appointed by the board on the recommendation of the nominating/corporate governance committee and shall serve for such terms as the board may determine, or until their earlier resignation, death or removal by the board.

Meetings

The committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than four times a year. The board shall designate one member of the committee to serve as its chairman. The committee will meet at such times as determined by its chairman or as requested by any two of its members. Notice of all meetings shall be given. The chairman will preside, when present, at all meetings of the committee. The committee may meet by telephone or video conference and may take action by written consent.

Each member of the committee shall have one vote. One-third of the members, but not less than two, shall constitute a quorum. The committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the committee members.

The committee shall maintain copies of minutes of each meeting of the committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the committee.

External Advisors

The committee shall have the sole authority to obtain, at the Company’s expense, but at funding levels determined by the committee, advice and assistance from outside legal, accounting or other advisors. The committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

Duties and Responsibilities

The committee shall:

1.	Review the adequacy of this charter at least annually.

2.	Review and approve annually the proposed scope of each fiscal years’ internal and outside audit.

3.	Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

4.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, it being understood that such discussions may, in the discretion of the committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the audit committee need not discuss in advance each earnings release or each instance in which the Company gives earnings guidance.

5.	Review reports to management prepared by the independent auditor or internal audit and any responses to the same by management.

6.	Be solely responsible for the appointment, retention, termination, compensation and oversight of the independent auditor. The committee shall also be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the committee.

7.	Pre-approve all auditing and non-audit services to be provided to the Company by the independent auditor, subject to any exceptions provided in the Act. The committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any such decision of such member or members must be presented to the full committee at its next scheduled meeting.

8.	Obtain and review, at least annually, a report from the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discuss with the independent auditor any issues or relationships disclosed in such report that, in the judgment of the committee, may have an impact on the competence or independence of the independent auditor. Confirm with the independent auditor that no audit partner of the independent auditing firm participating in an audit of the Company has received, or will receive, any compensation from, or based on, the audit partner procuring engagements with the Company to provide any products or services other than audit, review or attest services.

9.	Obtain and review annually, prior to the completion of the independent auditor’s annual audit of the Company’s year-end financial statements (annual audit), a report from the independent auditor, describing:

a.	all critical accounting policies and practices to be used in the annual audit;

b.	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

c.	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Review any reports on such topics or similar topics prepared by management. Discuss with the independent auditor any material issues raised in such reports.

10.	Review and evaluate the lead audit partner of the independent auditor and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

11.	Obtain assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Act.

12.	Review the Company’s financial reporting processes and internal controls, based on consultation with the independent auditor, management and internal audit. Such review shall include a consideration of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of identified deficiencies.

13.	Discuss with the independent auditor the independent auditor’s judgment about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

14.	Discuss with the independent auditor the independent auditor’s judgment about the competence, performance, and cooperation of the Company’s internal audit function.

15.	Discuss with internal audit and management their views as to the competence, performance and independence of the independent auditor.

16.	Review with the independent auditor any audit problems or difficulties and management’s response. The review should include discussion of the responsibilities, budget and staffing of internal audit.

17.	Review with the independent auditor, internal audit and management the extent to which any previously-approved changes or improvements in financial or accounting practices and internal controls have been implemented.

18.	Review annually the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

19.	Discuss with management and the independent auditors the Company’s policies with respect to risk assessment and risk management.

20.	Set clear hiring policies for employees or former employees of the independent auditor.

21.	Establish and oversee procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review periodically with management and internal audit these procedures and any significant complaints received.

22.	Meet regularly in separate, private sessions with management, internal audit and the independent auditor.

23.	Report regularly to the board, both with respect to the activities of the committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor or the performance of internal audit.

24.	Review with the Company’s chief legal officer, or appropriate delegates, the Company’s compliance with legal and regulatory requirements and the status of any legal or regulatory claims or actions against the Company.

25.	Conduct an annual performance evaluation of the committee.

26.	Prepare the report of the committee required to be included in the Company’s annual proxy statement.

27.	Perform such other duties and responsibilities, consistent with this charter and governing law, delegated to the committee by the board.

Effective March 1, 2004

APPENDIX B
AMERUS GROUP CO. CORPORATE GOVERNANCE GUIDELINES

The following corporate governance guidelines have been adopted by the board of directors of AmerUs Group to assist the board in the exercise of its responsibilities. These guidelines are in addition to and are not intended to change or interpret any Federal or state law or regulation, including the Iowa Business Corporation Act or the articles of incorporation or by-laws of the Company. They were first approved by the board effective April 1, 2003 and were updated by the board effective March 1, 2004. These corporate governance guidelines shall be reviewed annually by the board and are subject to modification from time to time by the board.

Role and Composition of the Board of Directors

1.	The board of directors is elected by shareholders to oversee management and to assure that the long-term interests of the shareholders are being served. The basic responsibility of the board is to exercise their business judgment to act in what each director reasonably believes to be in the best interests of the Company and its shareholders.

2.	The board reviews, approves and monitors fundamental long-term strategies and major corporate actions. The board regularly evaluates management’s performance in achieving the goals and objectives necessary to implement the long-term strategies and corporate actions including reviewing financial and operating results and annual operating plans.

3.	The Company’s business is conducted by its employees, managers and officers, under the direction of the chief executive officer and the oversight of the board. The board is responsible for selecting, evaluating, and compensating the chief executive officer and may elect or authorize the appointment of other officers necessary for conducting the Company’s business.

4.	The board shall approve and maintain a succession plan for the chief executive officer as well as certain other executive management positions based upon recommendations from the human resources and compensation committee.

5.	The board shall be comprised of a substantial majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (NYSE). The nominating and corporate governance committee as well as the board shall annually review the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) to ensure compliance with NYSE listing standards and requirements otherwise imposed by law or regulation. Following this review, only those directors who the board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent directors under such standards, law or regulation.

The board’s standards for determining director independence are set forth in Annex A to these guidelines, and are consistent with the NYSE’s new corporate governance listing standards. The nominating and corporate governance committee will review such standards at least annually and recommend any appropriate changes to the board for consideration.

6.	The responsibility for the selection of new directors shall reside with the board. The identification, evaluation and recommendation process has been delegated to the nominating and corporate governance committee, which reviews candidates for election as directors and annually recommends a slate of directors for approval by the board and election by the shareholders.

As a general rule, no officer other than the chief executive officer should serve as a director of the Company. Exceptions to this rule may be made in connection with a management succession plan or with a merger or acquisition involving another entity. Nominees for director are selected on the basis of, among other things, integrity, independence, leadership ability, proven record of accomplishment, relevant business experience and expertise, diversity, and willingness to devote the necessary time and effort to board responsibilities. This assessment will include the nominee’s qualifications as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the board. Members should represent a variety of business backgrounds and bring a diverse background of experiences and perspectives to the board.

A description of the desirable characteristics that the nominating and corporate governance committee and the board should evaluate when considering candidates for nomination as directors are set forth on Annex

B to these guidelines. The nominating and corporate governance committee will review such characteristics at least annually and recommend any appropriate changes to the board for consideration.

7.	The articles of incorporation provide that there shall be no more than twenty-one and no less than seven directors. The exact number of directors within such range shall be fixed from time to time by the board. In general, the board should be small enough to be efficient and not unwieldy, yet large enough to fulfill the responsibilities of the board and its committees. The board believes that a size of nine to twelve directors is presently appropriate for the Company. The director nominees are elected each year by the shareholders at the annual meeting of shareholders.

The board proposes a slate of nominees to the shareholders for election to the board. Between annual shareholder meetings, the board may elect directors to fill a vacancy on the board. Information on how shareholders may propose nominees for consideration by the nominating and corporate governance committee can be found in the company’s annual proxy statement.

8.	Any director whose affiliation or position of principal employment changes substantially after election to the board will be expected to submit his or her resignation as a director for consideration by the nominating and corporate governance committee and the board. The nominating and corporate governance committee will review with the board the continued appropriateness of board membership under the circumstances and recommend to the board whether to accept the resignation.

9.	It is the general policy of the board that directors will retire within a reasonable period of time after he or she ceases to be active in a trade or business, or at the annual meeting of shareholders following his or her 72nd birthday.

10.	Directors who are officers of the Company must retire as a director immediately upon his or her termination or retirement from the Company, except the CEO, who must retire no later than two years after the annual meeting of shareholders following his or her retirement as an employee, or immediately upon termination for any other reason.

11.	The human resources and compensation committee shall review and approve annually the corporate and individual goals and objectives relevant to the determination of compensation, including incentive and equity-based compensation, for the chief executive officer and other executive officers. The committee shall evaluate the chief executive officer’s performance in light of these goals and together with the other independent directors approve the chief executive officer’s salary, bonus and other incentive and equity compensation. The committee shall also annually evaluate the performance of the Company’s executive officers before approving their salary, bonus and other incentive and equity compensation.

12.	Compensation for non-employee directors should be competitive and should encourage increased ownership of the Company’s stock through payment of a portion of director compensation in Company stock, options to purchase Company stock or similar compensation. The human resources and compensation committee will periodically review the level and form of the Company’s director compensation, including how such compensation compares to director compensation of companies of comparable size, industry and complexity. Changes to director compensation will be proposed to the full board for consideration and approval.

No member of the audit committee may receive, directly or indirectly, any compensation from the Company other than:

a.	fees paid to directors for service on the board of the Company or, at the request of the Company, on the board of an affiliate or subsidiary,

b.	additional fees paid to directors for service on a committee of the board (including the audit committee) and/or for serving as the chairman of such a committee and

c.	a pension or other deferred compensation for prior service that is not contingent on future services on the board.

A director who is also an officer of the Company shall not receive additional compensation for such service as a director.

13.	The board believes that management generally should speak for the Company. It is the policy of its board that each director shall refer all inquiries from institutional investors, analysts, the press or customers to the chief executive officer.

14.	Any interested party desiring to communicate with the non-management directors regarding the Company can do so directly by writing to the chairman of the nominating and corporate governance committee, Mr. Jack C. Pester, West U. Boxes A169, Houston, TX 77005.

Board Processes

1.	The chairman, in consultation with the nominating and corporate governance committee, will establish the agenda and meeting schedule for each board meeting. Each board member may suggest the inclusion of items on the agenda. Each board member may raise at any board meeting subjects that are not on the agenda for that meeting.

2.	Regular meetings of the board of directors are held four times a year. Two additional meetings are scheduled each year with the board reserving the right to cancel one or both meetings at its discretion. In addition to regularly scheduled meetings, special meetings may be called upon appropriate notice at any time as needed.

3.	Directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time necessary to prepare for such meetings. Information and data that are important to the board’s understanding of the business to be conducted at a board or committee meeting shall be distributed sufficiently in advance of the meeting to permit prior review by the directors. Directors are expected to review such material prior to the meeting. Highly sensitive subjects may be discussed at the meeting without advance distribution of written materials. Directors have a fiduciary duty to hold in confidence information about the Company which he or she obtains as a director.

4.	Each regularly scheduled board meeting includes an executive session of all directors and the chief executive officer and, a separate executive session of only the non-management directors. The chairman of the nominating and corporate governance committee shall preside at the non-management executive session and will be responsible for providing appropriate feedback to the chief executive officer.

5.	The Company encourages all board members to attend the annual meeting of shareholders.

6.	The board expects the regular attendance at each of its meetings of non-board members who are executive officers of the Company. In addition, the general counsel and corporate secretary regularly attend board meetings. Should the chief executive officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the board for its concurrence. Board members have complete access to the Company’s management and other employees.

7.	The board and each committee shall have the authority to obtain advice and assistance from independent financial, legal, accounting and other advisors as they deem necessary, at the expense of the Company.

8.	The nominating and corporate governance committee will initiate on behalf of the board an annual self-evaluation of the board’s performance as well as the performance of each committee of the board, the results of which will be discussed with the full board and each committee. The assessment will include a review of any areas in which the board or management believes the board or a committee can make a better contribution to the Company. The nominating and corporate governance committee will also utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the board and making recommendations to the board with respect to assignments of board members to various committees.

9.	The Company will conduct an orientation program for new directors following the meeting at which the new director is elected. The orientation will include presentations by senior management with respect to the Company’s principal business units, strategic plans, financial reporting and audit processes. Each director is expected to participate in internal or external sponsored education programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director.

10.	In order to facilitate the directors’ fulfillment of their responsibilities regarding continuing education and to enhance each directors knowledge of the Company, the Company’s business operations and the latest developments in corporate governance, it is appropriate for management to provide directors with the following:

•	educational programs supplemental to the initial orientation to explain the Company’s business operations, including its technology, products and market position,

•	material that contains information pertaining to (i) the Company’s industry and (ii) comparisons of the Company with its major competitors and

•	access to, or notice of, continuing educational programs that are designed to keep directors abreast of the latest developments in corporate governance matters and critical issues relating to the operation of public company boards.

Committee Matters

1.	The Company has five standing committees: audit, finance and strategy, human resources and compensation, investment and risk management, and nominating and corporate governance. The purpose for each of these committees is outlined in committee charters adopted by the board. The board may, from time to time, form a new committee and select its members or disband a current committee depending on circumstances. In addition, the board may determine to form ad hoc committees from time to time, and determine the composition and the duties and responsibilities of such committees.

2.	Each of the five committees is composed entirely of independent directors satisfying applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee.

3.	The nominating and corporate governance committee is responsible for making recommendations to the board with respect to the assignment of board members to various committees. After reviewing the nominating and corporate governance committee’s recommendations, the board is responsible for appointing the chairman and members to the committees on an annual basis.

The nominating and corporate governance committee annually reviews the committee assignments and considers the rotation of the chairman and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

4.	The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

Periodic Review

These corporate governance guidelines shall be reviewed annually by the board.

Policies and Guidelines

Copies of the current version of these corporate governance guidelines, the Company’s code of business conduct and ethics, code of ethics for senior financial officers and the charters of the audit, human resources and compensation and nominating and corporate governance committees shall be posted on the Company’s website.

Annex A

Board Standards for Determining the Independence of Members

It is the expectation and practice of the board that, in their roles as members of the board, all directors will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its shareholders as a whole, notwithstanding any member’s other activities or affiliations.

However, in addition, the board has determined that a substantial majority of its directors should be “independent” in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. Regardless of other circumstances, a board member will not be deemed independent if she or he does not meet the independence standards of the NYSE, or any applicable legal requirement. In furtherance of this objective, the board has adopted the following categorical standards to assist it in the determination of each director’s independence. The board will affirmatively determine the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. A director will be presumed to be independent if the director:

•	has not been an employee of the Company for at least three years, other than in the capacity as a former interim chairman or interim chief executive officer;

•	has not, during the last three years, been affiliated with or employed by a present or former auditor of the Company or of any affiliate of the Company;

•	has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

•	has no immediate family members who did not satisfy the foregoing criteria during the last three years; provided, however, that with respect to the employment criteria, such director’s immediate family member may have (i) been affiliated with or employed by a present or former auditor of the Company or of any affiliate of the Company other than in a professional capacity and (ii) served as an employee but not as an executive officer of the Company during such period;

•	has not received, and has no immediate family member who has received, during the last three years, more than $100,000 in any year in direct compensation from the Company (other than in his or her capacity as a member of the board of directors or any committee of the board or pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service); provided, however, that compensation to such director’s immediate family member as a non-executive employee shall not be considered in determining independence;

•	has not been an executive officer or an employee, and has no immediate family member who has been an executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues;

•	has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which the Company and its respective trusts or foundations, account or accounted for more than $1 million or two percent, whichever is greater, of such charitable organization’s consolidated gross revenues, in any of the last three years; and

•	does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from a the Company or any of its subsidiaries, unless such investment is less than $1 million or two percent of such entity’s total invested capital, whichever is greater, in any of the last three years.

Annex A

In addition, to the foregoing, a director will be considered independent for purposes of serving on the Company’s audit committee only if the director meets the independence requirements of the NYSE and otherwise satisfies the applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended, or the NYSE.

The board of directors will determine the independence of any director with a relationship to the Company that is not covered by these standards and the Company will disclose such determinations in the Company’s annual proxy statements or otherwise at least annually.

For purposes of these standards, “members of his/her immediate family” and similar phrases will mean a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person’s home. “The Company” means the Company and all of its subsidiaries.

Annex B

Qualifications of a Director

The board of directors should be composed of successful individuals who have an ability to work well together. As a group, the directors should bring a variety of experiences, knowledge, and points of view without representing any particular interest group or constituency. Diversity in expertise, age, gender, race and background of directors, consistent with the board’s requirements for knowledge and experience, is desirable in the mix of the board.

The board should include individuals who:

•	have demonstrated management or technical ability at high levels in successful organizations;

•	are currently employed in positions of significant responsibility and decision-making;

•	have experience relevant to the Company’s operations, such as finance, marketing, general management, government, information technology, or financial services-related activities;

•	are well-respected in their business and home communities;

•	are willing to devote the necessary time to carrying out their board duties; and

•	are independent under NYSE guidelines.

Directors should possess these personal characteristics:

•	highest level of integrity;

•	proven leadership abilities;

•	strong independent thinking;

•	history of achievement that reflects high standards for himself or herself and others;

•	skills and capacity to provide strategic insight;

•	financial literacy;

•	candor in communications;

•	effective communication skills; and

•	willingness and ability to evaluate, challenge and stimulate.

The directors are expected to be active participants in governing the enterprise. They must be willing to commit the time and energy necessary to satisfy the requirements of board and board committee membership. They should also possess, or be willing to develop, a broad knowledge of critical issues affecting the Company as well as directors’ roles and responsibilities.

In order to align their interest with the Company’s shareholders, directors are encouraged to own shares of the Company’s stock. Toward this end, directors are expected to own shares of common stock of the Company having a market value of at least $200,000 within five years of first becoming a director.

As a general rule, no officer, employee or agent, other than the chief executive officer, should serve as a director of the Company. Exceptions to this rule may be made in connection with a management succession plan or with a merger or acquisition involving another company or entity. However, in general, apart from the chief executive officer, directors are to be independent non-management directors who possess the qualifications listed above.

Annex B

The nominating and corporate governance committee, consistent with the above guidelines, is responsible for periodically determining the specific talents, skills and other characteristics required in order for the board to successfully carry out its responsibilities. As a result of this process, the committee is responsible for recommending to the board an appropriate slate of qualified nominees for election to the board that they have identified and evaluated.

Directors who also serve as CEOs or equivalent positions should not serve on more than two boards of public companies in addition to the Company’s board and their own, and other directors should not serve on more than four other boards of public companies in addition to the Company’s board.

The nominating and corporate governance committee will lead the process for the board of directors to conduct its annual review of the board’s performance.

APPENDIX C
AMENDED AND RESTATED AMERUS GROUP CO. MIP DEFERRAL PLAN

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the AmerUs Group MIP Deferral Plan (the “Plan”). This Plan amends and restates the MIP Deferral Plan dated September 1, 1998, as further amended and restated on May 10, 2001, to the extent set forth herein. Notwithstanding anything contained herein to the contrary, nothing in this Plan shall in any way alter or adversely affect any of the rights of Participants relative to, or to receive, (1) any Deferred Amounts deferred under the Plan prior to February 14, 2003 (“Previously Deferred Amounts”); (2) any Corresponding Employer Matches prior to February 14, 2003 (“Previously Matched Amounts”); (3) any Re-Deferrals and Corresponding Matches made in June of 2003. The purpose of the Plan is to enable the respective management employees of AmerUs Group Co. (the “Company”) and its Subsidiaries to participate in the long-term success of the Company by investing in the performance of the stock of the Company. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Alternatives,” “Alternative One” and “Alternative Two” shall have the meanings set forth in Section 10 hereof.

(b)	“Board” means the Board of Directors of the Company and its Subsidiaries.

(c)	“Change of Control” shall mean any of the following events: (a) any “Person” (as such term is defined in Rule 13d-5 under the Exchange Act (as defined below) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than a Subsidiary of the Company (“Subsidiary” shall mean each of those Persons of which another Person, directly or indirectly through one or more Subsidiaries, owns beneficially securities having more than 25% of the voting power in the election of directors (or Persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights)) or any employee benefit plan (or any related trust) of the Company or a Subsidiary of the Company, becomes the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of (1) 25% or more of the common stock of the Company or (2) securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 25% or more of the combined voting power of all Voting Securities of the Company; (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (c) there is consummated a merger, reorganization or consolidation involving the Company or any direct or indirect Subsidiary of the Company and any other corporation or other entity, other than a merger, reorganization or consolidation which results in the common stock and Voting Securities of the Company outstanding immediately prior to such merger, reorganization or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60%, respectively, of the common stock and combined voting power of the Voting Securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, reorganization or consolidation, or (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Non-Employee Directors of the Human Resources and Compensation Committee of the Board. If at any time there is no Committee, the functions of the Committee specified in the Plan shall be exercised by the Non-Employee Directors of the Board.

(f)	“Commission” means the Securities and Exchange Commission, or any successor thereto.

(g)	“Company” means AmerUs Group Co., a corporation organized under the laws of the State of Iowa, or any successor corporation.

(h)	“Corresponding Employer Match” means in reference to a Deferred Amount, or Re-Deferred Amount, the Employer Match granted in the year such Deferred Amount, or Re-Deferred Amount, was deferred, or Re-Deferred, by a Participant and calculated as a percentage of such Deferred Amount or Re-Deferred Amount.

(i)	“Deferred Amount” means the amount of payment granted under the Management Incentive Plan elected by a Participant to be deferred under the Plan, as described in Section 4 of the Plan.

(j)	“Disability” means total and permanent disability, as determined under the long term disability program of the Company and its Subsidiaries.

(k)	“Employer Match” means the number of Stock Units which is the result of (x) the product of (a) the Percentage Match and (b) the Deferred Amount, being divided by (y) the Fair Market Value of a share of Stock on the Employer Match Grant Date for such year.

(l)	“Employer Match Grant Date” means the MIP Payment Date in each year.

(m)	“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means, as of any given date, the closing price of the Stock on such date on the New York Stock Exchange.

(o)	“MIP Payment Date” means the date on which bonuses under the Management Incentive Plan of the Company are paid.

(p)	“Non-Employee Director” means a director who is a “non-employee director” under Rule 16b-3 under Section 16 of the Exchange Act and is an “outside director” under Section 1.162-27(e)(3) of the regulations promulgated under the Code.

(q)	“Participant” means an employee of the Company or any Subsidiary who is eligible for participation in the Plan under Section 3 of the Plan and who elects to participate in the Plan under Section 4 of the Plan.

(r)	“Percentage Match” means the percentage which the Committee determines each year to be used in calculating the Employer Match for that year and which percentage may equal zero (0).

(s)	“Plan” means this MIP Deferral Plan.

(t)	“Previously Deferred Amount” has the meaning set forth in the preamble to this Section 1.

(u)	“Previously Matched Amount” has the meaning set forth in the preamble to this Section 1.

(v)	“Prime Rate” means the highest bank prime loan rate as published in The Wall Street Journal in its Money Rate Section on the 15th day (or the next business day if the 15th day is not a business day) of each calendar month.

(w)	“Re-Defer” or “Re-Deferral” means the election of a Participant to defer the receipt of all of a Deferred Amount and the Corresponding Employer Match, or all Re-Deferred Amounts and all Corresponding Employer Matches, for an additional Restricted Period beginning on the date on which such immediately preceding Restricted Period ends with such election being made at a time set by the Committee which is prior to the end of such immediately preceding Restricted Period.

(x)	“Re-Deferred Amount” means an amount a Participant has Re-Deferred in accordance with the immediately preceding Sub-Section 1 (w) of the Plan.

(y)	“Re-Deferred Amount Match” means the number of Stock Units which is the result of (x) the product of (a) the Percentage Match for the year in which the Re-Deferral is occurring and (b) the Re-Deferred Amount plus the Corresponding Employer Match, being divided by

(y)	the Fair Market Value of one share of Stock on the date on which the Re-Deferred Amount is Re-Deferred.

(z)	“Restricted Period” means, with respect to a particular Stock Unit, the period determined by the Committee during which such Stock Unit may not be cashed out, which period shall be no shorter than the period beginning on the MIP Payment Date on which the Stock Unit is purchased and ending on the third successive MIP Payment Date thereafter. Restricted Period shall also mean any Restricted Period relating to a Re-Deferred Amount, which period will begin on the date a Participant Re-Defers such Re-Deferred Amount.

(aa)	“Retirement” means “normal retirement” or “early retirement,” as those terms are defined in the All*AmerUs Savings & Retirement Plan.

(bb)	“Stock” means the Common Stock of the Company.

(cc)	“Stock Unit” means a unit equal in value to a share of Stock.

(dd)	“Subsidiary” shall have the meaning set forth in Section 1 (c).

Section 2. Administration.

The Plan shall be administered by the Committee. The Committee shall have the power and authority to grant eligible employees Stock Units pursuant to the terms of the Plan. In addition, the Committee shall have the power to take all actions that it determines, in its sole and absolute discretion, are necessary or appropriate to carry out the provisions of the Plan, including, but not limited to, the following powers and duties:

(a)	To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan;

(b)	To determine the percentage to be used for determining the Employer Match and the Re-Deferred Amount Match to be granted with respect to Stock Units granted under the Plan and to notify Participants of the same;

(c)	To construe and interpret the provisions of the Plan (and any agreements relating thereto) and to make, alter, or repeal rules and regulations under the Plan to the extent deemed advisable from time to time by the Committee;

(d)	To determine and decide all questions as to eligibility for participation and benefits under the Plan and as to the rights of Participants under the Plan, and to render and review decisions respecting claims for (or denials of claims for) benefits under the Plan;

(e)	To determine such facts, and to obtain from any person such information, as shall be necessary for the proper administration of the Plan;

(f)	To construe any uncertain terms and to correct any defect, supply any omission, or reconcile any inconsistency that may appear in the Plan in such manner and to such extent as the Committee shall deem necessary or appropriate to accomplish the purposes of the Plan; and

(g)	To do such other acts as are necessary or appropriate to administer the Plan in accordance with its provisions or as may be provided for or required by law.

The Committee shall have sole and absolute discretion in the exercise of all of its powers and duties under the Plan to the maximum extent permitted by law. To the maximum extent permitted by law, any decisions, determinations, or other acts made with respect to the Plan by the Committee shall be final and binding on all persons, including the Company and Participants. In the event that any decision, determination, or other act referred to in the prior sentence is the subject of judicial review, it is intended that the Court shall give deference to such decision, determination, or other act to the maximum extent permitted by law.

Annually, Participants shall receive an account statement.

Section 3. Eligibility.

Officers and other key and high performing employees of the Company and its Subsidiaries who are eligible to receive bonuses under the Management Incentive Plan of the Company are eligible to participate in the Plan.

Section 4. Election.

Each officer and employee of the Company and its Subsidiaries who is eligible to participate in the Plan may elect to defer up to one hundred percent (100%) of bonuses he or she may receive after May 10, 2001 under the Management Incentive Plan of the Company. Participants who received bonuses under the Management Incentive Plan before May 10, 2001 were eligible to elect to defer only up to fifty percent (50%) of such bonuses. Such Deferred Amount shall be used by the Participant to purchase Stock Units, as described in Section 6 of the Plan. Such election shall be made annually no later than such date as the Committee shall determine.

At the end of any Restricted Period applicable to a Deferred Amount, a Participant may elect to Re-Defer receipt of all of a Deferred Amount together with the Corresponding Employer Matches.

Section 5. Employer Match.

A Participant may receive a grant of an Employer Match of up to the value of $10,000 with respect to each Deferred Amount. Subject to the last sentence of this Section 5, a Participant may also receive a grant of a Re-Deferred Amount Match with respect to each Deferred Amount, or Re-Deferred Amount, such Participant elects to Re-Defer so long as all corresponding Employer Matches relating to a Deferred Amount in the aggregate do not exceed the value of $10,000. On the Employer Match Grant Date, the Company and its Subsidiaries shall grant an Employer Match, which the Participant shall be entitled to receive following the end of the Restricted Period, or after any additional Restricted Periods if the Deferred Amount corresponding to such Employer Match has been Re-Deferred, in accordance with Section 6 (d) hereof. Following the end of the applicable Restricted Period, the Participant shall be entitled to receive in accordance with the terms and conditions of Section 6 hereof, unless such Participant has elected to Re-Defer the Deferred Amount to which such Employer Match corresponds, such Employer Match which shall be an amount equal to the Fair Market Value, on the first business day immediately following the end of the Restricted Period, of the Stock Units comprising the Employer Match. Following the end of any Restricted Period applicable to a Re-Deferred Amount, the Participant may receive any Re-Deferred Amount Matches corresponding thereto which shall equal the Fair Market Value of the Stock Units comprising such Re-Deferred Amount Matches on the first business day immediately following the end of such Restricted Period. Except as provided in Section 1, after February 14, 2003, all Corresponding Employer Matches relating back to each individual Deferred Amount shall not exceed the value of the $10,000 in the aggregate.

Section 6. Stock Units.

Stock Units purchased under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

a.	Purchase Date. A Participant shall purchase Stock Units on the first MIP Payment Date following the election by such Participant to participate in the Plan.

b.	Price of Stock Units. The price per share of Stock Units under the Plan shall be determined on the MIP Payment Date, but shall not be less than the Fair Market Value of the Stock on that date. Stock Units may only be purchased with Deferred Amounts and Re-Deferred Amounts.

c.	Restricted Period. No Stock Unit may be cashed out during its Restricted Period; provided, however, that in the event of the death, Disability, Retirement or Termination of a Participant, the Stock Units of such Participant may be cashed out as described in Sections 6(f) or 6(g) of the Plan.

d.	Cash Out. On the first business day following the end of a Restricted Period for particular Stock Units, such Stock Units, together with the Corresponding Employer Matches, shall be cashed out by each Participant, unless a Participant elects to Re-Defer such cash out. Upon cashing a Stock Unit, a Participant shall be entitled to receive an amount equal in value to the Fair Market Value of one share of Stock on the first business day following the end of the Restricted Period (the “Cash Out Amount”). Payment of the Cash Out Amount to Participants shall be made in the sole discretion of the Committee either (1) in a lump sum within ten (10) days of the end of the Restricted Period or (2) in substantially equal installments over a period not to exceed five (5) years; provided, however, that with respect to any Previously Deferred Amount, the Participant shall be entitled to receive such Previously Deferred Amount and corresponding Previously Matched Amount in a lump sum, unless such Participant elects to Re-Defer such amounts in accordance with Section 4 hereof. With respect to any Cash Out

Amount the Company or its Subsidiaries pays in installments, any unpaid portion of such Cash Out Amount shall accrue interest monthly at the Prime Rate. Subject to Committee approval, each Participant may elect to be paid in either a lump sum or in installments. The Committee has the right to determine the form of payment any Participant shall receive for cashing out.

e.	Non-Transferability of Stock Units. No Stock Unit shall be transferable by a Participant other than by will or by the laws of descent and distribution, and all Stock Units shall be cashable, during the Participant’s lifetime, only by the Participant. The Stock Units are not subject to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan, other than as described above or other than a claim for benefits by a Participant or his or her beneficiary or beneficiaries will be null and void. The Committee shall have the discretionary authority, however, to grant Stock Units which would be transferable to members of a Participant’s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. In exercising such discretionary authority, the Committee may take into account whether the granting of such transferable Stock Units would require registration with the Commission under a form other than Form S-8. A transferred Stock Unit may be cashed out by the transferee only to the extent that the Participant would have been able to cash out such Stock Unit had the Stock Unit not been transferred.

f.	Termination of Employment. Notwithstanding anything in the Plan to the contrary, unless otherwise determined by the Committee at grant, if a Participant’s employment with the Company or any Subsidiary is voluntarily or involuntarily terminated, the Stock Units purchased by such Participant with the Deferred Amount(s) shall be deemed vested, and such Participant shall be entitled to a payout with respect to such Stock Units. Except in the event of a Change of Control, the Participant shall forfeit, and cease to have any right to receive, any Employer Matches (other than an Employer Match that has been Re-Deferred in accordance with Section 4) as of the date of the termination of his/her employment and shall have no further rights under the Plan.

g.	Terms of Cash Out Upon Termination of Employment. Except as otherwise set forth in the Plan, all of the terms relating to the cash out, cancellation or other disposition of a Stock Unit and Employer Match upon the termination of the employment of a Participant by the Company or a Subsidiary, or upon the Disability, Retirement, death of a Participant shall be determined by the Committee.

h.	Changes in Stock. In the event of a change in the number of outstanding shares of Stock by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of Stock Units issued to each participant shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

Section 7. Taxes.

The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Stock Units issuable under the Plan, and the Company may defer cashing out any Stock Unit unless the Company is indemnified to its satisfaction against any liability for any tax. The amount of withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by a Participant at such time as the Committee determines. A Participant may satisfy his or her tax-withholding obligation by the payment of cash to the Company or in any other manner determined by the Committee. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

Section 8. Amendments and Termination.

The Plan shall continue indefinitely. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of a Participant without his or her consent.

The Committee may amend the terms of any Employer Match theretofore granted, prospectively, but no amendment shall impair the rights of any Participant without his or her consent.

Section 9. Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 10. Change of Control.

Notwithstanding anything contained in this Plan to the contrary, on the occurrence of a Change of Control, each Participant shall be vested in, and have an absolute right to receive, all of his or her Corresponding Employer Matches relative to all Deferred Amounts deferred prior to the date of the Change of Control subject to the terms and conditions set forth in the next sentence. Except as otherwise permitted by the Committee, within ninety (90) days prior to the Change of Control each Participant shall irrevocably elect either to:

(1)	receive all Deferred Amounts and Corresponding Employer Matches in a lump sum within ten (10) business days following the Change of Control (“Alternative One”); or

(2)	receive each Deferred Amount and Corresponding Employer Matches in a lump sum(s) as such amounts become due within ten (10) business days following the end of each of the Restricted Periods applicable to such Deferred Amounts and Corresponding Employer Matches (“Alternative Two”) (collectively the “Alternatives”).

The Fair Market Value of each of the Stock Units comprising the lump sum(s) of the Deferred Amounts and Corresponding Employer Matches referenced in each of the two preceding Alternatives shall be the Fair Market Value of such Stock Units on the last business day immediately preceding the Change of Control. Any unpaid amounts due a Participant electing Alternative Two shall accrue interest monthly at the Prime Rate.

Section 11. General Provisions.

All certificates for Stock Units delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 12. Effective Date of Plan.

The Plan shall be effective as of February 14, 2003.

AMERUS GROUP CO.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 13, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of AmerUs Group Co. (the “Company”) appoints Roger K. Brooks and James A. Smallenberger, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in the Company, at the Annual Meeting of Shareholders to be held on May 13, 2004 and at any adjournments thereof (the “Annual Meeting”), with like effect and as if the undersigned were personally present and voting, upon the matters set forth in this proxy card.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF NOMINEES ROGER K. BROOKS, THOMAS C. GODLASKY, STEPHEN STROME AND F. A. WITTERN JR. TO SERVE AS DIRECTORS, (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION, (3) FOR APPROVAL OF A PROVISION IN THE COMPANY’S MIP DEFERRAL PLAN TO GRANT UP TO 180,000 SHARES OF COMPANY COMMON STOCK FOR COMPANY MATCHES MADE IN STOCK DURING AND AFTER 2004 AND (4) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004. PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)

     Address Change/Comments (make changes here and mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

If you previously consented to access annual reports, proxy statements, prospectuses and other communications electronically via the Internet, please visit us on the web at
http://www.amerus.com/invrel/2004annual.html

You can now access your AmerUs Group account held at Mellon Investor Services online.

Visit us on the web at http://www.melloninvestor.com

(AMERUS GROUP CO LOGO)

Please Mark Here
for Address Change or	[ ]
Comments
SEE REVERSE SIDE

			FOR	WITHHOLD	FOR ALL EXCEPT
			[ ]	[ ]	[ ]
1.	To elect four Directors:

	01.	Roger K. Brooks

	02.	Thomas C. Godlasky

	03.	Stephen Strome

	04.	F. A. Wittern Jr.

Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2.	Proposal to amend the Company’s amended and restated articles of Incorporation.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Proposal to approve a provision in the Company’s MIP Deferral Plan to grant up to 180,000 shares of the Company’s common stock to eligible employees during and after 2004.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2004 fiscal year.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof, at the discretion of the proxy holders.

REQUEST FOR ELECTRONIC ACCESS	[ ]

By checking the box to the right, I consent to future access of annual reports, proxy statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Dated:	, 2004

Shareholder sign above

Co-holder if any, sign above

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if the signer is a corporation, please sign with full name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.

* FOLD AND DETACH HERE *

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/amh		1-800-435-6710		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and
Proxy Statement on the Internet at
http://www.amerus.com/invrel/2004annual.html